                                                                    Exhibit 2(a)

                                                                  CONFORMED COPY


                                    AGREEMENT



                             DATED 20th MARCH, 2003


                               U.S.$2,100,000,000

                                 CREDIT FACILITY

                                       for

          MEADOWCLEAN LIMITED (to be renamed SMITH & NEPHEW GROUP PLC)

                                   Arranged by

                           LLOYDS TSB CAPITAL MARKETS
                           THE ROYAL BANK OF SCOTLAND

                                      With

                         THE ROYAL BANK OF SCOTLAND plc
                                as Facility Agent

                                    CONTENTS

Clause                                                                     Page
1.    Interpretation .....................................................    1
2.    Facilities .........................................................   13
3.    Purpose ............................................................   15
4.    The Offers .........................................................   16
5.    Conditions Precedent ...............................................   21
6.    Utilisation - Loans ................................................   22
7.    Utilisation - Bills ................................................   23
8.    Bills ..............................................................   25
9.    Optional Currencies ................................................   26
10.   Repayment ..........................................................   30
11.   Prepayment And Cancellation ........................................   31
12.   Interest ...........................................................   34
13.   Terms ..............................................................   36
14.   Market Disruption ..................................................   37
15.   Taxes ..............................................................   38
16.   Increased Costs ....................................................   41
17.   Mitigation .........................................................   42
18.   Payments ...........................................................   43
19.   Guarantee and Indemnity ............................................   45
20.   Representations ....................................................   49
21.   Information Covenants ..............................................   52
22.   Financial Covenants ................................................   54
23.   General Covenants ..................................................   56
24.   Default ............................................................   62
25.   The Administrative Parties .........................................   66
26.   Evidence And Calculations ..........................................   70
27.   Fees ...............................................................   70
28.   Indemnities And Break Costs ........................................   71
29.   Expenses ...........................................................   72
30.   Amendments And Waivers .............................................   73
31.   Changes To The Parties .............................................   74
32.   Disclosure Of Information ..........................................   81
33.   Set-Off ............................................................   82
34.   Pro Rata Sharing ...................................................   82
35.   Severability .......................................................   83
36.   Counterparts .......................................................   83
37.   Notices ............................................................   83
38.   Language ...........................................................   85
39.   Governing Law ......................................................   85
40.   Enforcement ........................................................   85

Schedule                                                                   Page
1.    Original Parties....................................................   87
2.    Conditions Precedent Documents......................................   88
3.    Form of Request.....................................................   92
4.    Calculation of the Mandatory Cost...................................   93
5.    Form of Transfer Certificate........................................   95
6.    Form of Accession Agreement.........................................   96
7.    Form of Resignation Request.........................................   97
8.    Form of Compliance Certificate......................................   98
9.    Form of Bill........................................................   99
10.   Form of Syndication Agreement.......................................  100
11.   Form of Power of Attorney for Bills.................................  110
12.   Form of Legal Opinion of Allen & Overy..............................  112


Signatory.................................................................  116

THIS AGREEMENT is dated 20th March, 2003

BETWEEN:

(1) MEADOWCLEAN LIMITED (to be renamed SMITH & NEPHEW GROUP PLC) (registered number 4348753) (Bidco);

(2)  SMITH & NEPHEW PLC (registered number 324357) (the Company);

(3) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original borrowers (in this capacity the Original Borrowers);

(4) THE SUBSIDIARY OF THE COMPANY listed in Schedule 1 (Original Parties) as original guarantor (in this capacity the Original Guarantor);

(5) LLOYDS TSB CAPITAL MARKETS and THE ROYAL BANK OF SCOTLAND as arrangers (in this capacity the Arrangers);

(6) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lender (the Original Lenders); and

(7) THE ROYAL BANK OF SCOTLAND plc as facility agent (in this capacity the Facility Agent).

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     Accession Agreement means a letter, substantially in the form of Schedule 6 (Form of Accession Agreement), with such amendments as the Facility Agent and the Parent may agree.

     Additional Borrower means a member of the Group which becomes a Borrower after the date of this Agreement.

     Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

     Additional Obligor means an Additional Borrower or an Additional Guarantor.

     Administrative Party means the Arranger or the Facility Agent.

     Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

     Availability Period means:

     (a) in the case of any InCentive Offer Loan or a Centerpulse Offer Loan, the period from and including the date of this Agreement to and including the date falling nine months after the date of this Agreement; and

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     (b)  in the case of any Loan other than an InCentive Offer Loan or
          Centerpulse Offer Loan, the period from and including the date of this Agreement to and including:

               (i) in the case of Facility A, the date falling 364 days after the date of this Agreement;

               (ii) in the case of Facility B, the date falling one month before the Facility B Final Maturity Date; and

               (iii) in the case of Facility C, the date falling one month before the Facility C Final Maturity Date.

     Bill means a Sterling bill of exchange substantially in the form of
     Schedule 9 (Form of Bill).

     Borrower means Bidco, the Company, an Original Borrower or an Additional Borrower.

     Break Costs means the amount (if any) which a Lender is entitled to receive under this Agreement as compensation if any part of a Loan or overdue amount is prepaid.

     Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and:

     (a) if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

     (b) if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

     Centerpulse means Centerpulse AG, a company incorporated in Switzerland with registered number CH-170.3.004.253-7.

     Centerpulse Clean-up Period means the period commencing on the date on which Centerpulse becomes a Subsidiary of the Parent and ending on the date which is 120 days after that date.

     Centerpulse Group means Centerpulse and its Subsidiaries.

     Centerpulse Offer means the offer for the Centerpulse Shares made by Bidco (or on its behalf) to shareholders of Centerpulse, as that offer may be amended in a manner allowed under this Agreement.

     Centerpulse Offer Document means the offer document issued or to be issued by Bidco to shareholders of Centerpulse in respect of the Centerpulse Offer.

     Centerpulse Offer Loan means any Loan the purpose of which is to finance directly or indirectly the acquisition of Centerpulse Shares.

     Centerpulse Shares means all the issued shares in the capital of Centerpulse (including any shares of Centerpulse issued or to be issued while the Centerpulse Offer remains open for acceptance.

     Centerpulse Unconditional Date means the date on which the Centerpulse Offer is declared by Bidco unconditional in all respects.

     Certain Funds Loan means:

     (a)  an InCentive Offer Loan;

     (b)  a Centerpulse Offer Loan; or

     (c)  a Refinancing Loan.

     Circular means the circular relating, amongst other things, to the Scheme to be distributed to the shareholders of the Company.

     Commitment means a Commitment, as so designated, of a Lender under a particular Facility.

     Compliance Certificate has the meaning given to it in Clause 21.2 (Compliance Certificate).

     Credit means a Loan or a Bill.

     Default means:

     (a)  an Event of Default; or

     (b) an event referred to in Clause 24 (Default) which would be (with the expiry of a grace period or the giving of notice under the Finance Documents or any combination of them) an Event of Default.

     euro means the single currency of the Participating Member States.

     EURIBOR means for a Term of any Loan or overdue amount in euro:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European Interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

     Event of Default means an event specified as such in this Agreement.

     Existing Facility means each of the:

     (a)  (GBP)250,000,000 and U.S.$225,000 facility dated 28th June, 2000;
          and

     (b)  U.S.$300,000,000 facility dated 14th February, 2002.

     Facilities means Facility A, Facility B and Facility C.

     Facility A means the multi-currency revolving credit facility referred to in Clause 2.1 (Facility A).

     Facility A Commitment means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Facility A Commitment and the amount of any other Facility A Commitment it acquires; and

     (b) for any other Lender, the amount of any other Facility A Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     Facility A Margin means, subject to Clause 12.3 (Margin adjustments), 0.425 per cent. per annum.

     Facility B means the multi-currency revolving credit and Sterling acceptance facility referred to in Clause 2.2 (Facility B).

     Facility B Commitment means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Facility B Commitment and the amount of any other Facility B Commitment it acquires; and

     (b) for any other Lender, the amount of any other Facility B Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     Facility B Margin means, subject to Clause 12.3 (Margin adjustments), 0.475 per cent. per annum.

     Facility C means the multi-currency revolving credit and Sterling acceptance facility referred to in Clause 2.3 (Facility C).

     Facility C Commitment means:

     (a) for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) under the heading Facility C Commitment and the amount of any other Facility C Commitment it acquires; and

     (b) for any other Lender, the amount of any other Facility C Commitment it acquires,

     to the extent not cancelled, transferred or reduced under this Agreement.

     Facility C Margin means, subject to Clause 12.3 (Margin adjustments), 0.525 per cent. per annum.

     Facility Office means the office(s) notified by a Lender to the Facility
     Agent:

     (a)  on or before the date it becomes a Lender; or

     (b)  by not less than five Business Days' notice,

     as the office(s) through which it will perform its obligations under this Agreement.

     Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

     Final Maturity Date means:

     (a) in the case of Facility A, and subject to Clause 2.5 (Term-out Option), the date falling 364 days after the date of this Agreement;

     (b) in the case of Facility B, the third anniversary of the date of this Agreement; and

     (c) in the case of Facility C, the fifth anniversary of the date of this Agreement.

     Finance Document means:

     (a)  this Agreement;

     (b)  a Fee Letter;

     (c)  a Bill;

     (d)  a Transfer Certificate;

     (e)  an Accession Agreement;

     (f)  the Syndication Agreement;

     (g)  the Syndication Letter; and

     (h) any other document designated as such by the Facility Agent and the Company.

     Finance Party means a Lender or an Administrative Party.

     Financial Indebtedness means any indebtedness (without double counting) for or in respect of:

     (a)  moneys borrowed;

     (b)  any acceptance credit;

     (c)  any bond, note, debenture, loan stock or other similar instrument;

     (d) any finance or capital lease as defined in accordance with the accounting principles applied in connection with the Original Financial Statements;

     (e) receivables sold or discounted (otherwise than on a non-recourse basis);

     (f) the acquisition cost of any asset to the extent payable after its acquisition or possession by the party liable where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

     (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and at any time the then marked to market value of the derivative transaction will be used to calculate its amount, such marked to market value being determined by reference to the documentation of that transaction or, if there is no such provision in the documentation, determined by the Company acting reasonably and on the basis of quotations from the relevant counterparty);

     (h) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

     (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or

     (j) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to
          (i) above,

     provided that the definition of Financial Indebtedness does not include any indebtedness owing from a member of the Group to another member of the Group.

     Group means:

     (a)  before the Scheme Effective Date, the Company and its Subsidiaries;
          and

     (b)  on and after the Scheme Effective Date, Bidco and its Subsidiaries.

     Guarantor means Bidco, the Original Guarantor or an Additional Guarantor.

     Holding Company means a holding company within the meaning of section 736 of the Companies Act 1985.

     IBOR means LIBOR or EURIBOR.

     InCentive means InCentive Capital AG, a company incorporated in Switzerland with registered number CH-170.3.019.472-9.

     InCentive Group means InCentive and its Subsidiaries.

     InCentive Offer means the offer for the InCentive Shares made by Bidco (or on its behalf) to shareholders of InCentive, as that offer may be amended in a manner allowed under this Agreement.

     InCentive Offer Document means the offer document issued or to be issued by Bidco to shareholders of InCentive in relation to the InCentive Offer.

     InCentive Offer Loan means any Loan the purpose of which is to finance directly or indirectly the acquisition of InCentive Shares.

     InCentive Shares means all the issued shares in the capital of InCentive (including any shares of InCentive issued or to be issued while the InCentive Offer remains open for acceptance).

     InCentive Unconditional Date means the date on which the InCentive Offer is declared unconditional by Bidco in all respects.

     Increased Cost means:

     (a)  an additional or increased cost;

     (b) a reduction in the rate of return under a Finance Document or on the overall capital of a Finance Party or any of its Affiliates; or

     (c)  a reduction of an amount due and payable under any Finance Document,

     which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

     Lender means:

     (a)  an Original Lender; or

     (b)  any person which becomes a Lender after the date of this Agreement.

     LIBOR means for any Loan or overdue amount:

     (a)  the applicable Screen Rate; or

     (b) if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to its Term.

     Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.

     Majority Lenders means, at any time, Lenders:

     (a) whose share in the outstanding Credits and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the Credits and the undrawn Commitments of all the Lenders;

     (b) if there is no Credit then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

     (c) if there is no Credit then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

     Mandatory Cost means the cost of complying with certain regulatory requirements, expressed as a percentage rate per annum and calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

     Margin means the Facility A Margin, the Facility B Margin or the Facility C Margin, as the case may be.

     Material Adverse Effect means a material adverse effect on the ability of an Obligor to comply with its payment obligations under this Agreement or the ability of the Parent to comply with its obligations under Clause 22.3 (Gearing) or Clause 22.4 (Interest cover/Cashflow).

     Material Subsidiary means, at any time, a Subsidiary of the Parent:

     (a) whose gross assets (excluding intra-Group items) then equal or exceed 10 per cent. of the gross assets (excluding goodwill on acquisitions) of the Group; or

     (b) whose earnings before interest and tax (excluding intra-Group items) then equal or exceed 10 per cent. of the earnings before interest and tax of the Group.

     For this purpose:

     (i) the gross assets or earnings before interest and tax of a Subsidiary of the Parent will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

     (ii) if a Subsidiary of the Parent becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or earnings before interest and tax of that Subsidiary will be determined from its latest financial statements;

     (iii) the gross assets or earnings before interest and tax of the Group (excluding intra-Group items) will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or earnings before interest and tax of any company or business subsequently acquired or disposed of; and

     (iv) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Parent, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

     If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Parent will be, in the absence of manifest error, conclusive.

     Maturity Date means, for a Credit (other than a Term Loan), the last day of its Term.

     Obligor means a Borrower or a Guarantor.

     Offer means:

     (a)   the Centerpulse Offer; or

     (b)   the InCentive Offer,

     as applicable, and Offers means both of them.

     Offer Expiry Date means, in relation to an Offer, the date upon which that Offer lapses, terminates or is withdrawn.

     Original Financial Statements means the audited consolidated financial statements of the Company for the year ended 31st December, 2002.

     Original Obligor means Bidco, the Company, an Original Borrower or the Original Guarantor.

     Parent means:

     (a)  before the Scheme Effective Date, the Company; and

     (b)  on and after the Scheme Effective Date, Bidco.

     Participating Member State means a member state of the European Communities that adopts the euro as its lawful currency under the legislation of the European Union for European Monetary Union.

     Party means a party to this Agreement.

     Power of Attorney means a power of attorney, substantially in the form of
     Schedule 11 (Form of Power of Attorney) or in any other form agreed by the Parent and the Facility Agent.

     Press Release means the press release to be made by or on behalf of the Company or Bidco announcing the Offers and the Scheme.

     Pro Rata Share means on a particular date:

     (a) the proportion which a Lender's share of the Credits (if any) bears to all the Credits;

     (b) if there is no Credit outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date;

     (c) if the Total Commitments have been cancelled, the proportion which its Commitments bore to the Total Commitments immediately before being cancelled; or

     (d) when the term is used in relation to a Facility, the above proportions but applied only to the Credits and Commitments for that Facility.

     For the purpose of paragraph (d) above, the Facility Agent will determine whether the term in any case relates to a particular Facility.

     Rate Fixing Day means:

     (a)  the first day of a Term for a Loan denominated in Sterling;

     (b) the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euros); or

     (c) the second TARGET Day before the first day of a Term for a Loan denominated in euros,

     or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

     Reference Banks means Lloyds TSB Bank plc, The Royal Bank of Scotland plc and any other bank or financial institution agreed by the Facility Agent and the Parent under this Agreement.

     Refinancing Loan means a Loan the purpose of which is to repay or prepay amounts drawn under an Existing Facility.

     Repeating Representations means the representations which are deemed to be repeated under this Agreement.

     Request means a request for a Credit, substantially in the form of Schedule 3 (Form of Request).

     Rollover Loan means one or more Loans:

     (a)  to be made on the same day that a maturing Loan is due to be repaid;

     (b)  the aggregate amount of which is equal to or less than the maturing
          Loan;

     (c)  in the same currency as the maturing Loan; and

     (d) to be made to the same Borrower for the purpose of refinancing a maturing Loan.

     Scheme means the Scheme of arrangement proposed to be made between the Company and the holders of the Scheme Shares (as defined in the Scheme) pursuant to section 425 of the Companies Act 1985, as described in the Circular.

     Scheme Effective Date means the date on which an office copy of the order of the High Court of Justice sanctioning the Scheme under section 425 of the Companies Act 1985 (Section 425) is filed with the Registrar of Companies for registration pursuant to sub-section 3 of Section 425.

     Screen Rate means:

     (a) for LIBOR, the British Bankers Association Interest Settlement Rate (if any); and

     (b) for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union,

     for the relevant currency and Term displayed on the appropriate page of the Telerate screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Parent and the Lenders) may specify another page or service displaying the appropriate rate.

     Sterling or (GBP) means the lawful currency for the time being of the United Kingdom.

     Subsidiary means:

     (a) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

     (b) for the purposes of Clause 22 (Financial covenants), unless the context otherwise requires, a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

     Syndication means the primary syndication by the Arrangers of the Facilities.

     Syndication Agreement means an agreement between, among others, the Original Obligors and the Finance Parties for the purpose of incorporating New Lenders (as defined in Clause 31.3 (Assignments and transfers by Lenders)) in Syndication substantially in the form set out in Schedule 10.

     Syndication Letter means a letter dated on or about the date of this Agreement from the Arrangers to the Company in respect of the primary syndication of the Facilities and other related matters.

     TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

     Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

     Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

     Term means each period determined under this Agreement:

     (a) by reference to which interest on a Loan or an overdue amount is calculated; or

     (b)  for which a Bill is to be outstanding.

     Term Loan means a Loan under Facility A after exercise of the Term-out Option.

     Term-out Option means the option to term-out Facility A available to the Parent under Clause 2.5 (Term-out Option).

     Total A Commitments means the aggregate of the Facility A Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     Total B Commitments means the aggregate of the Facility B Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     Total C Commitments means the aggregate of the Facility C Commitments of all the Lenders, being the total amount specified as such in Schedule 1 (Original Parties) at the date of this Agreement.

     Total Commitments means the aggregate of the Commitments of all the Lenders.

     Transaction Documents means the Finance Documents, the InCentive Offer Document, the Centerpulse Offer Document and the Circular.

     Transfer Certificate means a certificate in the form of Schedule 5 (Form of Transfer Certificate) with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Parent.

     U.K. means the United Kingdom.

     U.S. Dollars or U.S.$ means the lawful currency for the time being of the United States of America.

     U.S. Obligor means an Obligor incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

     Utilisation Date means the date on which any Facility is utilised.

1.2  Construction

(a) The following definitions have the meanings given to them in Clause 22 (Financial covenants):

     (i)     Consolidated Total Net Borrowings; and

     (ii)    Consolidated EBITDA.

(b)  In this Agreement, unless the contrary intention appears, a reference to:

     (i) an amendment includes a supplement, novation, restatement or re-enactment and amended is to be construed accordingly;

             assets includes present and future properties, revenues and rights of every description;

             an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

             indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

             a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

             a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (ii) a currency is a reference to the lawful currency for the time being of the relevant country;

     (iii) a Default being outstanding means that it has not been remedied or waived;

     (iv) a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

     (v) a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

     (vi) a person includes its successors in title, permitted assigns and permitted transferees;

     (vii) a Transaction Document or another document is a reference to that Transaction Document or other document as amended; and

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     (viii)  a time of day is a reference to London time.

(c) Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

     (i) if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

     (ii) if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

     (iii) notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the calendar month in which it is to end.

(d)  (i)     Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act
             1999.

     (ii) Notwithstanding any term of any Finance Document, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of that Finance Document.

(e) A reference to a Party will not include that Party if it has ceased to be a Party under this Agreement.

(f)  Unless the contrary intention appears:

     (i) a term used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;

     (ii) any non-payment obligation of an Obligor under the Finance Documents remains in force for so long as any payment obligation is or may be outstanding under the Finance Documents;

     (iii)   the headings in this Agreement do not affect its interpretation;
             and

     (iv) if there is an inconsistency between this Agreement and any other Finance Document, the other Finance Document will prevail.

2.   FACILITIES

2.1  Facility A

     Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multi-currency revolving credit facility in an aggregate amount equal to the Total A Commitments.

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2.2  Facility B

(a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multi-currency revolving credit facility in an aggregate amount equal to the Total B Commitments.

(b)  Facility B may also be utilised by way of Bills.

2.3  Facility C

(a) Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multi-currency revolving credit facility in an aggregate amount equal to the Total C Commitments.

(b)  Facility C may also be utilised by way of Bills.

2.4  Nature of a Finance Party's rights and obligations

     Unless otherwise agreed by all the Finance Parties:

     (a) the obligations of a Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents; no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents; and

     (b) the rights of a Finance Party under the Finance Documents are separate and independent rights, and a debt arising under the Finance Documents to a Finance Party is a separate and independent debt; a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights.

2.5  Term-out Option

(a) The Parent may by notice to the Facility Agent at any time opt to convert Facility A into a term loan facility. The giving of this notice constitutes the exercise of the Term-out Option by the Company. The notice must state:

     (i) the amount of the Facility A Commitments being termed-out by the Company (the Term-out Amount); and

     (ii) the new Final Maturity Date for Facility A, which must be on or before the date falling 24 months after the date of this Agreement.

(b)  With effect from the date of the exercise of the term-out option:

     (i) a maximum of five Loans may be borrowed under Facility A during the remainder of its Availability Period;

     (ii)    each such Loan will be treated as a Term Loan;

     (iii) the first Interest Period for such a Loan may overrun the last day of the Availability Period for Facility A;

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

     (iv) any Loan borrowed under Facility A outstanding on the date of the exercise of the term-out option must be repaid on its Maturity Date but may be re-borrowed, subject to the terms of this Agreement, as a Term Loan;

     (v) the unutilised amount of the Total A Commitments will be automatically cancelled at close of business on the last day of the Availability Period for Facility A; and

     (vi) the Final Maturity Date for Facility A will be the date specified in the notice given to the Facility Agent under paragraph (a) above.

(c) On the date of exercise of the Term-out Option, the Parent must pay to the Facility Agent for the Lenders a fee of 0.05 per cent. of the Term-out Amount. The Facility Agent will distribute to each Lender its Pro Rata Share of this fee.

3.   PURPOSE

3.1  Credits

(a)  Each Credit under Facility A may only be used in or towards:

     (i)     the financing or refinancing of:

             (A) the acquisition by Bidco of the Centerpulse Shares pursuant to the Centerpulse Offer;

             (B) the purchase of any share options over the Centerpulse Shares purchased in connection with the Centerpulse Offer; or

     (ii) the financing or refinancing of the fees, costs and expenses associated with the Centerpulse Offer.

(b)  Each Credit under Facility B or Facility C may only be used in or towards:

     (i) the financing or refinancing of the acquisition by Bidco of the InCentive Shares pursuant to the InCentive Offer;

     (ii) the financing or refinancing of the purchase of any share options over the InCentive Shares purchased in connection with the InCentive Offer;

     (iii) the financing or refinancing of the fees, costs and expenses associated with the InCentive Offer;

     (iv)    refinancing existing debt of:

             (A)  the Group;

             (B)  after the InCentive Unconditional Date, the InCentive Group;
                  or

             (C) after the Centerpulse Unconditional Date, the Centerpulse Group; or

     (v) the general corporate purposes of the Group, including (without limitation) working capital requirements or financing the acquisition of assets or businesses, share buy-backs or special dividend payments.

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

3.2  No obligation to monitor

     No Finance Party is bound to monitor or verify the utilisation of any Facility.

4.   THE OFFERS

4.1  Defined terms

     In this Subclause:

     Additional Acceptance Period has the meaning given to it in SESTA.

     Certain Funds Period means the period beginning on the date of this Agreement and ending on the earliest of:

     (a)  the latest Offer Expiry Date;

     (b) the date falling 120 Swiss stock exchange trading days after the later of:

          (i)   the announcement of the InCentive Offer; and

          (ii)  the announcement of the Centerpulse Offer;

     (c) the date falling 40 Swiss stock exchange trading days after the later of:

          (iii) the Additional Acceptance Period for the InCentive Offer; and

          (iv)  the Additional Acceptance Period for the Centerpulse Offer,

          has closed, and

     (d) the date falling 7 days after the date of this Agreement unless the Company or Bidco has issued the Press Release,

     but if Bidco is able to implement under Swiss law the squeeze-out procedure for the remaining minority shares in Centerpulse or InCentive, the Certain Funds Period will be extended up to the date falling nine months after the date of this Agreement.

     InCentive Clean-Up Period means the period commencing on the date on which InCentive becomes a Subsidiary of the Company and ending on the date which is 120 days after that date.

     Major Breach means a breach of:

     (a)  Clause 23.4 (Pari passu ranking);

     (b)  Clause 23.5 (Negative pledge);

     (c)  Clause 23.6 (Disposals);

     (d)  Clause 23.7 (Financial Indebtedness);

     (e)  Clause 23.9 (Mergers);

     (f)  Clause 23.10 (Acquisitions); or

     (g)  Clause 4 (The Offers).

     Major Default means any of the following Events of Default:

     (a)  Clause 24.2 (Non-payment);

     (b) Clause 24.3 (Breach of other obligations) but only insofar as it relates to a Major Breach;

     (c) Clause 24.4 (Misrepresentation) but only insofar as it relates to a Major Representation;

     (d)  Clauses 24.6 (Insolvency) and 24.7 (Insolvency proceedings); or

     (e)  Clause 24.11 (Effectiveness of Finance Documents).

     Major Representation means any of the following representations contained in this Agreement:

     (a)  20.2 (Status);

     (b)  20.3 (Powers and authority);

     (c)  20.4 (Legal validity); or

     (d)  20.5 (Non conflict).

     SESTA means the Swiss Federal Act on Stock Exchanges and Securities Trading and includes any implementing ordinances promulgated under that Act.

     Take-over Board means the Swiss Takeover Board.

4.2  Press Release

     Unless required by any law or regulation or to give effect to an Offer, neither Bidco nor the Company may make any statement or announcement (other than the Press Release) containing any information or statement concerning the Finance Documents or the Finance Parties without the prior approval of the Arrangers. The approval of the Arrangers must not be unreasonably withheld or delayed.

4.3  Additional conditions precedent - InCentive Offer Loan

(a) A Request for an InCentive Offer Loan may not be given until the Facility Agent has notified Bidco and the Lenders that it has received all of the documents and evidence set out in paragraph (b) below. The Facility Agent must give this notification as soon as reasonably practicable.

(b) The documents and evidence referred to in paragraph (a) above are as follows:

     (i) the Press Release substantially in the form agreed by the Facility Agent on or prior to the date of this Agreement;

     (ii) the InCentive Offer Document, in a form which substantially reflects the Press Release;

     (iii)   a copy of any subsequent amendment to the InCentive Offer Document;

     (iv) if required under the Listing Rules of the UK Listing Authority, a copy of each circular sent to the shareholders of Bidco or the Company in relation to the InCentive Offer;

     (v) if required under the Listing Rules of the UK Listing Authority, a copy of a resolution of the shareholders of each of Bidco and the Company approving the InCentive Offer.

     (vi)    a certificate from Bidco confirming that:

             (A)  the InCentive Unconditional Date has occurred; and

             (B) no material term or condition of the InCentive Offer has been waived or amended in any respect other than as may be permitted in accordance with this Agreement;

     (vii) evidence that all necessary filings have been made, clearances have been obtained, or relevant waiting or other time periods under any applicable law or regulation of any jurisdiction have expired, lapsed or terminated; and

     (viii) evidence that all other necessary authorisations or requirements in connection with the InCentive Offer have been obtained.

4.4  Additional conditions precedent - Centerpulse Offer Loan

(a) A Request for a Centerpulse Offer Loan may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in paragraph (b) below. The Facility Agent must give this notification as soon as reasonably practicable.

(b) The documents and evidence referred to in paragraph (a) above are as follows:

     (i) the Press Release, substantially in the form agreed by the Facility Agent on or prior to the date of this Agreement;

     (ii) the Centerpulse Offer Document, in a form which substantially reflects the Press Release;

     (iii)   a copy of any subsequent amendment to the Centerpulse Offer
             Document;

     (iv) if required under the Listing Rules of the UK Listing Authority, a copy of each circular sent to shareholders of Bidco or the Company in relation to the Centerpulse Offer;

     (v) if required under the Listing Rules of the UK Listing Authority, a copy of a resolution of the shareholders each of Bidco and the Company, approving the Centerpulse Offer;

     (vi)    a certificate from Bidco confirming that:

             (A)  the Centerpulse Unconditional Date has occurred; and

             (B) no material term or condition of the Centerpulse Offer has been waived or amended in any respect other than as may be permitted in accordance with this Agreement;

     (vii) evidence that all necessary filings have been made, clearances have been obtained, or relevant waiting or other time periods under any applicable law or regulation of any jurisdiction have expired, lapsed or terminated; and

     (viii) evidence that all other necessary authorisations or requirements in connection with the Centerpulse Offer have been obtained.

4.5  Certain Funds

(a) Notwithstanding any term of this Agreement, during the Certain Funds Period for an Offer no Lender is entitled to:

     (i) refuse to participate in or make available any Offer Loan relating to that Offer;

     (ii)    cancel its Commitment;

     (iii) exercise any right of rescission or similar right or remedy which it may have in relation to any Offer Loan relating to that Offer; or

     (iv) accelerate or cause repayment of any Offer Loan relating to that Offer,

     except as provided below in this Subclause.

(b) Notwithstanding any term of this Agreement, during the Certain Funds Period no Lender is entitled to:

     (i)     refuse to participate in or make available any Refinancing Loan;

     (ii)    cancel its Commitment;

     (iii) exercise any right of recission or similar right or remedy which it may have in relation to any Refinancing Loan; or

     (iv)    accelerate or cause repayment of any Refinancing Loan.

(c)  Paragraphs (a) and (b) do not apply if the entitlement arises because:

     (i) The Company has not delivered all of the documents required under this Clause relating to that Offer or Part 1 of Schedule 2 (Conditions precedent documents)

     (ii) a Major Representation is not correct or will not be correct immediately after the Certain Funds Loan is made;

     (iii) a Major Default is outstanding or will result from the making of the Certain Funds Loan; or

     (iv) it is unlawful for the Lender to perform any of its obligations under the Finance Documents.

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

(d) Nothing in this Subclause will affect the rights of any Finance Party in respect of any outstanding Default upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not.

4.6  InCentive Clean-Up Period

     Notwithstanding any term of this Agreement, during the InCentive Clean-Up Period references to the Group or any member of the Group in the following Subclauses will not include any company which is a member of the InCentive Group as at the date on which InCentive becomes a Subsidiary of the
     Company:

     (a)  Clause 4 (The Offers);

     (b)  Clause 20.10 (Litigation);

     (c)  Clause 23.5 (Negative pledge);

     (d)  Clause 23.6 (Disposals);

     (e)  Clause 23.7 (Financial Indebtedness);

     (f)  Clause 23.11 (Environmental matters);

     (g)  Clause 23.12 (Insurance);

     (h)  Clause 24.5 (Cross-default).

4.7  Centerpulse Clean-up Period

     Notwithstanding any term of this Agreement, during the Centerpulse Clean-Up Period references to the Group or any member of the Group in the following Subclauses will not include any company which is a member of the Centerpulse Group as at the date on which Centerpulse becomes a Subsidiary of the Company:

     (a)  Clause 4 (The Offers);

     (b)  Clause 20.10 (Litigation);

     (c)  Clause 23.5 (Negative pledge);

     (d)  Clause 23.6 (Disposals);

     (e)  Clause 23.7 (Financial Indebtedness);

     (f)  Clause 23.11 (Environmental matters);

     (g)  Clause 23.12 (Insurance);

     (h)  Clause 24.5 (Cross-default).

4.8  Compliance

     (a) Bidco must comply, in all material respects with all rules and regulations of the Take-over Board applicable to each Offer and all other laws and regulations applicable to the Offers.

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

     (b) Bidco must exercise all its rights in respect of any squeeze-out procedure under Swiss law to buy any remaining shares in Centerpulse or InCentive.

4.9  Information

     Bidco must promptly supply to the Facility Agent:

     (a) copies of all material documents, notices or announcements received or issued by it in relation to an Offer after the date of this Agreement; and

     (b) any other information regarding an Offer as the Facility Agent may reasonably request.

4.10 Increase in an Offer

(a) Except as provided below, except with the prior consent of the Arrangers Bidco must not increase the cash alternative of an Offer by more than 25 per cent. of the amount specified in the relevant Press Release.

(b) Paragraph (a) above does not restrict Bidco increasing the equity element of either Offer.

4.11 Amendments and waivers of the Offer

(a) Except as provided below, Bidco must not waive or amend any material condition of an Offer without the consent of the Majority Lenders.

(b)  Paragraph (a) above does not apply to:

     (i)   any amendment permitted under Clause 4.10 (Increase in an Offer);

     (ii) any extension of the time period within which an Offer may be accepted provided that such time period does not extend beyond the date falling 120 Swiss stock exchange trading days after the date of this Agreement; or

     (iii) declaring an Offer unconditional as to acceptances provided Bidco holds irrevocable acceptances in relation to at least 66-2/3 per cent. of the share capital of InCentive or Centerpulse, as applicable.

5.   CONDITIONS PRECEDENT

5.1  Conditions precedent documents

     A Request may not be given until the Facility Agent has notified the Parent and the Lenders that it has received (or, acting on the instructions of the Majority Lenders, waived receipt of) all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification as soon as reasonably practicable.

5.2  Further conditions precedent

     The obligations of each Lender to participate in any Credit are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Credit:

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

     (a)  the Repeating Representations are correct in all material respects;
          and

     (b) no Event of Default and, in the case of a Loan other than a Rollover Loan, no Default, is outstanding or would result from the Credit.

5.3  Maximum number

     Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 30 Credits outstanding.

6.   UTILISATION - LOANS

6.1  Giving of Requests

(a) A Borrower may borrow a Loan by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees and subject to Clause 7.6(a) (Revocation), the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.

(c)  Subject to Clause 7.6 (Revocation), each Request is irrevocable.

6.2  Completion of Requests

     A Request will not be regarded as having been duly completed unless:

     (a)  it identifies the Borrower;

     (b)  it identifies the Facility the Loan applies to;

     (c) the Utilisation Date is a Business Day falling within the relevant Availability Period for that Loan; and

     (d)  the proposed currency, amount and Term comply with this Agreement.

     Only one Loan may be requested in a Request unless the Request is requesting Certain Funds Loans.

6.3  Amount of Loan

(a) Except as provided below, the amount of the Loan must be a minimum of U.S.$5,000,000 and an integral multiple of U.S.$1,000,000, or their equivalents in accordance with Clause 9 (Optional Currencies).

(b) The amount of the Loan may also be the balance of the relevant undrawn Total Facility Commitments or such other amount as the Facility Agent or the Lenders may agree.

(c) For this purpose, Total Facility Commitments means the aggregate of the Commitments of all the Lenders under a Facility.

(d) The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

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

6.4  Advance of Loan

(a) The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)  No Lender is obliged to participate in a Loan if as a result:

     (i) its share in the Credits under a Facility would exceed its Commitment for that Facility; or

     (ii) the Credits would exceed the Total Commitments.

(c) If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the relevant Borrower on the Utilisation Date.

7.   UTILISATION - BILLS

7.1  Giving of Requests

(a) A Borrower may draw Bills by giving to the Facility Agent a duly completed Request.

(b) Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the proposed Utilisation Date.

(c)  Each Request is irrevocable.

7.2  Completion of Requests

     A Request for Bills will not be regarded as being duly completed unless:

     (a)  it identifies the Borrower;

     (b)  it specifies that it is for Bills;

     (c)  it identifies the Facility the Bills apply to;

     (d) the Utilisation Date is a Business Day falling within the relevant Availability Period;

     (e)  the amount requested is:

          (i)   a minimum of (GBP)3,000,000;

          (ii) in respect of Facility B, the balance of the undrawn Total B Commitments;

          (iii) in respect of Facility C, the balance of the undrawn Total C Commitments; or

          (iv) such other amount as the Facility Agent or the Lenders may agree; and

     (f)  only one Term is specified which:

          (i) does not overrun the last day of the applicable Availability Period; and

          (ii)  is a period of between 7 and 187 days.

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

7.3  Amount of Bills

     The aggregate principal amount of the Bills to be accepted by a Lender will be its Pro Rata Share of those Bills on the proposed Utilisation Date.

7.4  Acceptance of Bills

(a)  The Facility Agent must promptly:

     (i) notify each Lender of the details of the requested Bills and the aggregate principal amount of the Bills to be accepted by it; and

     (ii) send to each Lender Bills completed in accordance with this Agreement.

(b)  No Lender is obliged to accept any Bill if, as a result:

     (i) its share in the Credits under a Facility would exceed its Commitment for that Facility; or

     (ii) the Credits would exceed the Total Commitments.

(c) Subject to Clause 7.7 (Loans as an alternative), if the conditions set out in this Agreement have been met, each Lender must accept the Bills sent to it under paragraph (a) above.

7.5  Payment of proceeds

(a) The Facility Agent must, not later than 11.30 a.m. on the applicable Utilisation Date, notify the relevant Borrower and each Lender of the applicable EBDR.

(b) EBDR means the arithmetic mean (rounded upwards to four decimal places) of the rates supplied by the Reference Banks to the Facility Agent as its request at or about 10.30 a.m. on the applicable Utilisation Date) at which Sterling bills eligible for rediscounting at the Bank of England of an equivalent tenor can be discounted in the London discount market at or about that time.

(c) Subject to the terms of this Agreement, each Lender must pay to the Facility Agent for the Company an amount equal to:

     (i) the amount which the Lender would have received as the proceeds of discounting if it had discounted the Bills accepted by it at the applicable EBDR; less

     (ii) acceptance commission calculated, at any time, at a rate equal to the then applicable Margin and on the aggregate principal amount of those Bills.

(d) Acceptance commission is calculated on the basis of the number of days in the relevant Term and a year of 365 days.

7.6  Revocation

     If:

     (a) no or only one Reference Bank supplies a rate in accordance with Clause 7.5 (Payment of proceeds) by 11.30 a.m. on the Utilisation Date; or

     (b) if the Facility Agent determines that any Bills do not comply with the then current Bank of England regulations for Sterling bankers' acceptances,

           then:

           (i)   the Facility Agent must promptly notify the relevant Borrower;
                 and

           (ii)  the relevant Bills will not be accepted.

     (c) If either of the events referred to in paragraph (a) or (b) above occurs, the relevant Borrower shall be entitled to deliver a Request for a Loan in Sterling in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept under this Clause and for a Term equal to the Term of those Bills. Such Request shall be delivered by no later than 5.00 p.m. on the day on which the Facility Agent has given the notification to the relevant Borrower under sub-paragraph (i) above and shall specify a Utilisation Date for that Loan which is no earlier than the Business Day following the date on which that Request is delivered (or if such notification is received by the relevant Borrower after 4.30 p.m. on that day, the Request may be delivered by no later 9.15 a.m. on the next succeeding Business Day and the Utilisation Date can be the same date as that Request).

7.7  Loans as an alternative

(a) If as a result of any law or regulation, a Lender (acting reasonably) determines that it may not be able to accept any Bills or to discount Bills at EBDR, then it may notify the Facility Agent by no later than 4.00 p.m. on the Business Day before the proposed Utilisation Date that, subject to paragraph (b) below, it elects not to accept any Bills.

(b) If a Lender notifies the Facility Agent under paragraph (a) above, then, subject to the terms of this Agreement, the Lender must instead make a Loan in Sterling on the relevant Utilisation Date in a principal amount equal to the aggregate principal amount of the Bills which it would otherwise have been obliged to accept under this Clause and for a Term equal to the Term of those Bills.

8.   BILLS

8.1  Repayment/prepayment

(a) A Borrower repays or prepays a Bill drawn by it by paying an amount equal to the principal amount of that Bill to the Facility Agent for the Lender that accepted that Bill.

(b) Notwithstanding any other term of this Agreement, any voluntary prepayment of Bills made by a Borrower must be in a minimum amount equal to the aggregate amount of the Bills accepted by the Lenders under a Request, so that all Lenders are prepaid on a pro rata basis.

(c)  A reference in this Agreement to:

     (i) a principal amount of a Bill will be construed as a reference to its face amount;

     (ii) to a Lender's share in the Credits includes all outstanding Bills accepted by that Lender; and

     (iii) amounts outstanding under this Agreement includes the face amount of any outstanding Bill.

8.2  Holding and completion of Bills

(a) A Borrower must ensure that the Facility Agent has a Power of Attorney which is in full force and effect, before delivering a Request for Bills.

(b) If the Power of Attorney is then still in force, the Facility Agent must, subject to the terms of this Agreement:

     (i) on behalf of that Borrower, draw and endorse sufficient Bills to fulfil each Request for Bills;

     (ii)  date each such Bill with its Utilisation Date;

     (iii) insert in each such Bill the name of the Lender on which it is drawn, its face amount and its Maturity Date; and

     (iv) send the requisite number of completed Bills to the Lenders for acceptance under this Agreement.

8.3  Rounding

     The Facility Agent may round the principal amount of the Bills to be accepted by each Lender to ensure that each Bill has a principal amount of an integral multiple of (Pounds)10,000, being not less than (GBP)250,000 nor more than (GBP)5,000,000.

8.4  Discounting

     Each Lender may arrange for a Bill accepted by it to be discounted on its behalf in the London discount market or elsewhere or discount the Bill itself.

8.5  Eligible Bills

     Each Borrower must ensure that each Bill drawn by it and accepted by a Lender is, assuming that the accepting Lender is a bank whose acceptances are then being treated as eligible acceptances by the Bank of England, eligible for rediscounting at the Bank of England.

9.   OPTIONAL CURRENCIES

9.1  General

     In this Clause:

     (a) Agent's Dollar Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with U.S. Dollars at or about 11.00 a.m. on a particular day.

     (b)   Committed Currency means Sterling, euro, Yen and Swiss Francs.

     (c) Optional Currency means any currency (other than U.S. Dollars) in which a Loan may be denominated under this Agreement.

9.2  Selection

(a)  A Borrower must select the currency of a Loan in its Request.

(b) The amount of a Loan requested in an Optional Currency other than a Committed Currency must be in a minimum amount of the equivalent of U.S.$5,000,000 and an integral multiple of 1,000,000 units of that currency.

(c)  The amount of a Loan requested in a Committed Currency must be:

     (i) in the case of Sterling, (Pounds)3,000,000 and an integral multiple of (Pounds)1,000,000;

     (ii)  in the case of euro, (Euro)5,000,000 and an integral multiple of
           (Euro)1,000,000;

     (iii) in the case of Yen, (Yen)500,000,000 and an integral multiple of
           (Yen)100,000,000; and

     (iv) in the case of Swiss Francs, CHF5,000,000 and an integral multiple of CHF1,000,000.

(d) Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than 10 currencies.

9.3  Conditions relating to Optional Currencies

(a)  A Loan may be denominated in an Optional Currency for a Term if:

     (i) that Optional Currency is readily available in the amount required and freely convertible into U.S. Dollars in the relevant interbank market on the Rate Fixing Day and the first day of that Term; and

     (ii) that Optional Currency is a Committed Currency or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

(b) If the Facility Agent has received a request from the Parent for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

     (i)   whether or not the Lenders have given their approval; and

     (ii) if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

(c) If the euro is an Optional Currency at any time, a Loan in that Optional Currency will only be made available in the euro unit.

(d) When a Term Loan is first drawn down in an Optional Currency, the amount of the Loan in that Optional Currency will be its Dollar Amount notionally converted into that Optional Currency at the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for the first Term of that Term Loan.

9.4  Revocation of currency

(a) Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

     (i) the Optional Currency (other than a Committed Currency) requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

     (ii) participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

     the Facility Agent must give notice to the Parent to that effect promptly and in any event before 11.00 a.m. on that day.

(b)  In this event:

     (i)   that Lender must participate in a Loan in U.S. Dollars; and

     (ii) the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in U.S. Dollars during that Term.

(c) Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

(d) A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

9.5  Optional Currency equivalents

(a) The equivalent in U.S. Dollars of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

     (i)   whether any limit under this Agreement has been exceeded;

     (ii)  the amount of a Loan;

     (iii) the share of a Lender in a Loan;

     (iv)  the amount of any repayment of a Loan; or

     (v)   the undrawn amount of a Lender's Commitment,

     is its Dollar Amount.

(b)  The Dollar Amount of a Loan or part of a Loan means:

     (i)   if the Loan is denominated in U.S. Dollars, its amount;

     (ii) if the Loan is a Term Loan denominated in an Optional Currency, its equivalent in U.S. Dollars (calculated on the basis of the Agent's Dollar Rate of Exchange one Business Day before the Rate Fixing Day for the first Term of that Term Loan) if it had first been drawn down and had remained denominated in U.S. Dollars, adjusted to reflect any repayment or prepayment of that Term Loan; or

     (iii) in the case of any other Loan denominated in an Optional Currency, its equivalent in U.S. Dollars calculated on the basis of the Agent's Dollar Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

(c) The rate of exchange to be used for calculating the amount in U.S. Dollars of any repayment or prepayment of a Term Loan in an Optional Currency is that last used for determining the current amount of that Term Loan in that Optional Currency.

9.6  Term Loan - change of currency

(a) A Term Loan will remain denominated in the same currency through successive Terms, unless the currency is changed under paragraph (c) below.

(b) A Borrower may change the currency of a Term Loan with effect from the start of a Term by giving notice to the Facility Agent by 9.00 a.m. three Business Days before the first day of that Term. That Term Loan will remain denominated in that currency until it is changed again under this Subclause.

(c) If a Term Loan is to be denominated in different currencies during successive Terms:

     (i) a Borrower must repay that Term Loan on the last day of its current Term in the currency in which it is then denominated (the old currency); and

     (ii) the Lenders must, subject to the terms of this Agreement, re-advance the Term Loan in the currency in which the relevant Borrower requires the Term Loan to be denominated for the next Term (the new currency).

     The amount of the Loan in the new currency will be calculated by reference to its Dollar Amount.

(d)  Alternatively, if the Facility Agent and the relevant Borrower agree:

     (i) the Facility Agent may apply the amount (or so much of that amount as is necessary) of the Term Loan in the new currency to purchase an amount of the old currency sufficient to discharge the obligation of the relevant Borrower to repay the Term Loan in the old currency;

     (ii) the Facility Agent must apply any amount of the old currency purchased under sub-paragraph (i) above towards repaying the Term Loan in the old currency;

     (iii) the Facility Agent will promptly notify the relevant Borrower if there is a shortfall or an excess;

     (iv) if there is a shortfall, the relevant Borrower must pay to the Facility Agent on the date the Term Loan is due to be repaid in the old currency an amount in the old currency equal to the shortfall; and

     (v) if there is an excess, the Facility Agent must pay to the relevant Borrower on the date the Term Loan is due to be repaid in the old currency an amount in the new currency equal to the excess.

(e) If the day on which the old currency is due to be repaid is not also a Business Day for the new currency:

     (i) the Facility Agent must notify the relevant Borrower and the Lenders promptly;

     (ii) the Term Loan will remain in the old currency until the next day which is a Business Day for both the old and the new currencies; and

     (iii) during this period, the Term Loan will have Terms running from one Business Day to the next Business Day.

(f) The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of any foreign exchange contract entered into for the purpose of this Clause.

9.7  Term Loan - continuing in same Optional Currency

(a) If a Term Loan is to be denominated in the same Optional Currency during two successive Terms, the Facility Agent must calculate the amount of the Term Loan in the Optional Currency for the second of those Terms.

(b) The amount of the Term Loan in the Optional Currency for the second Term will be the amount determined by notionally converting into that Optional Currency the Dollar Amount of the Term Loan on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

(c) If the amount calculated is less than the existing amount of that Term Loan in the Optional Currency during the first Term, the relevant Borrower must pay, subject to paragraph (e) below, on the last day of the first Term an amount equal to the difference.

(d) If the amount calculated is more than the existing amount of that Term Loan in the Optional Currency during the first Term, each Lender must pay, subject to paragraph (e) below, on the last day of the first Term its Pro Rata Share of the difference.

(e) If the calculation made by the Facility Agent under paragraph (a) above shows that the amount of the Term Loan in the Optional Currency has increased or decreased by less than five per cent. since it was borrowed or (if later) the most recent adjustment under paragraph (c) or (d) above, no payment is required under paragraph (c) or (d) above.

9.8  Conditions precedent

     The obligation of each Lender under this Clause to re-advance its share of a Term Loan in a new currency or make any payment increasing the amount of a Term Loan in an Optional Currency is subject to the condition precedent that on the date of the relevant payment:

     (a)  the Repeating Representations are correct in all material respects;
          and

     (b)  no Default is outstanding or would result from that payment.

9.9  Notification

     The Facility Agent must notify the Lenders and the Parent of the relevant Dollar Amount (and the applicable Agent's Dollar Rate of Exchange) promptly after they are ascertained.

10.  REPAYMENT

10.1 Repayment of Loans

(a) Each Borrower must repay each Loan made to it (other than a Term Loan) in full on its Maturity Date.

(b) Each Borrower must repay each Term Loan made to it in full on the Final Maturity Date for Facility A.

(c) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed or redrawn (whether as a Loan or a Bill or both).

10.2 Payment of Bills

(a) Each Borrower must pay an amount equal to the principal amount of each Bill drawn by it on its Maturity Date.

(b) Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed or redrawn (whether as a Loan or a Bill or both).

11.  PREPAYMENT AND CANCELLATION

11.1 Mandatory prepayment - illegality

(a) A Lender must notify the Parent promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Credit.

(b)  After notification under paragraph (a) above:

     (i) each Borrower must repay or prepay the share of that Lender in each Credit utilised by it on the date specified in paragraph (c) below; and

     (ii)  the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be:

     (i) within three Business Days following receipt by the Company of notice from the Facility Agent; or

     (ii) if allowed by the relevant law, the last day of the current Term of that Credit.

11.2 Mandatory prepayment - change of control

(a) The Parent must promptly notify the Facility Agent if it becomes aware of any person or group of persons acting in concert which acquires control of the Parent (other than pursuant to the Scheme).

(b) The Facility Agent must promptly notify each Lender of any notification under paragraph (a) above. Each Lender may, within 10 Business Days, by notice to the Parent:

     (i)   cancel its Commitments; and

     (ii) demand that its participation in all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents be due and payable within 30 days.

     Any such notice will, subject to paragraph (c) below, take effect in accordance with its terms.

(c) If Lenders, whose shares in the outstanding Credits and whose undrawn Commitments aggregate 66 2/3 per cent. or more of the aggregate of all the Credits and the undrawn Commitments of all the Lenders, give notice to the Parent under paragraph (b) above, the Facility Agent must, by notice to the
     Parent:

     (i)   cancel the Total Commitments within 30 days;

     (ii) declare all outstanding Credits, together with accrued interest and all other amounts accrued under the Finance Documents to be due and payable within 30 days.

     Any such notice will supersede any notice under paragraph (b) above and take effect in accordance with its terms.

(d)  After any notice under paragraph (b) above:

     (i)   only Rollover Loans may be made; and

     (ii) the Terms of those Loans must not overrun the day on which the Loans are due to be paid under paragraph (c) above.

(e)  In paragraph (a) above:

     control has the meaning given to it in section 416 of the Income and Corporation Taxes Act 1988; and

     acting in concert has the meaning given to it in the City Code on Takeovers and Mergers.

11.3 Mandatory prepayment - disposals

(a)  In this Subclause:

     net proceeds means any amount received in cash by a member of the Group as consideration for a relevant disposal to a person which is not a member of the Group, including.

     (i) the amount of any intercompany loan repaid or prepaid to continuing members of the Group;

     (ii) any amount received or recovered under any insurance policy for loss or damage to its assets or business unless those proceeds have to be applied in replacement or reinstatement of damaged assets, less:

     (A) all income, capital gains, sales or other taxes to be paid by the recipient of such proceeds as a result of the relevant disposal;

     (B) all commission, costs, fees and expenses (including professional fees) directly incurred on and fairly attributable to the relevant disposal; and

     (C) any amount required to be paid by any member of the Group to the proprietor of any intellectual property rights related to the assets disposed of where that payment is required to enable the relevant intellectual property rights to be transferred with the assets disposed of to the extent necessary to facilitate that relevant disposal;

     relevant disposal means a disposal other than:

     (i)   a disposal made in the ordinary course of trading;

     (ii)  a disposal of cash;

     (iii) a disposal which constitutes the creation of a Security Interest allowed by this Agreement;

     (iv) a disposal of an asset to the extent it is to be replaced by another asset of substantially equivalent value within 6 months of the date of the disposal;

     (v)   a disposal of an obsolete asset; or

     (vi) a disposal of an asset with a value of less than U.S.$5,000,000 (or its equivalent).

(b) Until Facility A has been repaid and cancelled in full, if the aggregate amount of net proceeds from relevant disposals (other than the disposal referred to in paragraph (c) below) is more than U.S.$75,000,000 since the date of this Agreement, the Parent must apply (or ensure that another Borrower applies) an amount equal to the excess towards prepaying the Loans drawn under Facility A.

(c) Unless Facility A has been repaid and cancelled in full at the relevant time, the Parent must apply (or ensure that another Borrower applies) the net proceeds of disposal of the dental business of Centerpulse towards prepaying the Loans drawn under Facility A.

(d)  Any prepayment under this Subclause must be made on or before the later of:

     (i) ten Business Days after the net proceeds are received by the relevant member of the Group; and

     (ii) the last day of the Term of the Loan to be prepaid in which the relevant disposal, receipt or recovery occurred.

(e) If the amount to be applied in prepaying the Loans is more than the amount of Loans (if any) then outstanding under Facility A, the Parent must immediately cancel the Facility A Commitments in an amount equal to the excess.

11.4 Voluntary prepayment

(a) The Parent may, by giving not less than 5 Business Days' prior notice to the Facility Agent, prepay (or ensure that another Borrower prepays) any Credit at any time in whole or in part.

(b) A prepayment of part of a Credit must be in a minimum amount of U.S.$5,000,000 (or its equivalent) and an integral multiple of U.S.$1,000,000 (or its equivalent).

11.5 Automatic cancellation

     The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the relevant Availability Period.

11.6 Voluntary cancellation

(a) The Parent may, by giving not less than 5 Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Commitments in respect of a specified Facility in whole or in part.

(b) Partial cancellation of the Commitments under a specified Facility must be in a minimum amount of U.S.$5,000,000 and an integral multiple of U.S.$1,000,000.

(c) Any cancellation in part will be applied against the Commitment of each Lender pro rata.

11.7 Involuntary prepayment and cancellation

(a) If the Company is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

(b)  After notification under paragraph (a) above:

     (i) each Borrower must repay or prepay that Lender's share in each Credit utilised by it on the date specified in paragraph (c) below; and

     (ii)  the Commitments of that Lender will be immediately cancelled.

(c) The date for repayment or prepayment of a Lender's share in a Credit will be the last day of the current Term for that Credit or, if earlier, the date specified by the Company in its notification.

11.8 Re-borrowing of Loans and Bills

(a) Any voluntary prepayment of a Loan (other than a Term Loan) or Bill may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan or Bill may not be re-borrowed.

(b) No amount of a Term Loan prepaid under this Agreement may subsequently be re-borrowed.

11.9 Miscellaneous provisions

(a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Credits and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

(b) All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c) The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

(d) No prepayment or cancellation is permitted except in accordance with the express terms of this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

12.  INTEREST

12.1 Calculation of interest

     The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

     (a)   Margin;

     (b)   LIBOR or (in the case of a Loan denominated in euro) EURIBOR; and

     (c)   Mandatory Cost.

12.2 Payment of interest

     Except where it is provided to the contrary in this Agreement, each Borrower must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

12.3 Margin adjustments

(a) Subject to paragraph (b) below, beginning with the Compliance Certificate provided in relation to the financial year ending on 31st December, 2003, the Margin will be calculated by reference to the table below and the information set out in the most recent Compliance Certificate provided under Clause 21.2(a) (Compliance Certificate):

     --------------------------------------------------------------------------------------------------
                      Column 1                                           Column 2
          Ratio of Consolidated Total Net                                 Margin
         Borrowings to Consolidated EBITDA                        (per cent. per annum)

                                                 ------------------------------------------------------
                                                     Facility A        Facility B        Facility C

     --------------------------------------------------------------------------------------------------
      Less than or equal to 3:1 but greater              0.55              0.55             0.575
      than 2.5:1
     --------------------------------------------------------------------------------------------------
      Less than or equal to 2.5:1 but greater           0.475             0.475             0.525
      than 2:1
     --------------------------------------------------------------------------------------------------
      Less than or equal to 2:1 but greater              0.45              0.45             0.475
      than 1.5:1
     --------------------------------------------------------------------------------------------------
      Less than or equal to 1:5:1 but greater           0.425             0.425              0.45
      than 1:1
     --------------------------------------------------------------------------------------------------
      Less than or equal to 1:1                          0.40              0.40             0.425
     --------------------------------------------------------------------------------------------------

(b)  (i)   For so long as:

           (A) the Company is in default of its obligation under this Agreement to provide a Compliance Certificate; or

           (B)  an Event of Default is outstanding,

           the Margin will be the highest applicable rate.

     (ii) In the case of Facility A, the Margin will only be calculated in accordance with paragraph (a) above after exercise of the Term-out Option.

(c) Any change to the Margin under this Subclause will take effect in relation to a Loan on the second Business Day after delivery of the relevant Compliance Certificate.

12.4 Interest on overdue amounts

(a) If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, and after judgment.

(b) Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan under the Facility to which the overdue amount relates in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

     (i)   select successive Terms of any duration of up to three months; and

     (ii)  determine the appropriate Rate Fixing Day for that Term.

(c) Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable prior to the last day of its current Term, then:

     (i) the first Term for that overdue amount will be the unexpired portion of that Term; and

     (ii) the rate of interest on the overdue amount for that first Term will be 1 per cent. per annum above the rate then payable on that Loan.

     After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d) Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

12.5 Notification of rates of interest

     The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

13.  TERMS

13.1 Selection - Term Loan

(a)  Each Term Loan has successive Terms.

(b) The Parent must select the first Term for each Term Loan in the notice given to the Facility Agent under Clause 2.5 (Term-out Option) and the relevant Borrower must select each subsequent Term in an irrevocable notice received by the Facility agent not later than 11.00 a.m. one Business Day before the Rate Fixing Day for that Term. Each Term for a Term Loan will start on its Utilisation Date or on the expiry of its preceding Term.

(c) If the Parent or a Borrower fails to select a Term for a Term Loan under paragraph (b) above, that Term will, subject to the other provisions of this Clause, be three months.

(d) Subject to the following provisions of this Clause, each Term for a Term Loan will be one, two, three or six months or any other period agreed by the Parent and the Lenders.

13.2 Selection

(a)  Each Loan (other than the Term Loan) has one Term only.

(b) A Borrower will select the Term for a Loan (other than the Term Loan) in the relevant Request.

(c) Subject to the following provisions of this Clause, each Term for a Loan (other than the Term Loan) will be one, two, three or six months or any other period agreed by the Parent and the Lenders.

13.3 Consolidation - Term Loans

     Unless a Borrower otherwise requests, a Term for a Term Loan will end on the same day as the current Term for any other Term Loan denominated in the same currency as that Term Loan and borrowed by that Borrower. On the last day of those Terms, those Term Loans will be consolidated and treated as one Term Loan.

13.4 No overrunning the Final Maturity Date

     If a Term would otherwise overrun the Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

13.5 Other adjustments

     The Facility Agent and the Parent may enter into such other arrangements as they may agree for the adjustment of Terms and the consolidation and/or splitting of Loans.

13.6 Notification

     The Facility Agent must notify the relevant Borrower and the Lenders of the duration of each Term promptly after ascertaining its duration.

14.  MARKET DISRUPTION

14.1 Failure of a Reference Bank to supply a rate

     If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

14.2 Market disruption

(a)  In this Clause, each of the following events is a market disruption event:

     (i) IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

     (ii) the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

(b) The Facility Agent must promptly notify the Parent and the Lenders of a market disruption event.

(c) After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

     (i)   Margin;

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     (ii)  rate notified to the Facility Agent by that Lender as soon as practicable to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

     (iii) Mandatory Cost.

14.3 Alternative basis of interest or funding

(a) If a market disruption event occurs and the Facility Agent or the Parent so requires, the Parent and the Facility Agent must enter into negotiations in good faith for a period of not more than thirty (30) days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b) Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

15.  TAXES

15.1 General

     In this Clause:

     Qualifying Lender means a Lender which is:

     (a)   a U.K. Lender; or

     (b)   a Treaty Lender.

     Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

     Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     Treaty Lender means a Lender which, on the date a payment of interest falls due under this Agreement:

     (a) is resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement giving residents of that country exemption from U.K. taxation on interest; and

     (b) does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected.

     U.K. Lender means a Lender which is within the charge to U.K. corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purpose of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporation Taxes Act) at the time the Loan was made.

     U.K. Obligor means an Obligor resident for tax purposes in the U.K..

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15.2 Tax gross-up

(a) Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)  If:

     (i)   a Lender is not, or ceases to be, a Qualifying Lender; or

     (ii) an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction),

     it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

(c) Except as provided below, if a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment under paragraph (c) above to a Lender for a Tax Deduction imposed by a U.K. taxing authority from a payment of interest, if:

     (i) that Lender is not or has ceased to be a Qualifying Lender in respect of that payment, unless the altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority; or

     (ii) that Lender is a Treaty Lender and the Obligor is able to demonstrate that the Tax Deduction would not have been made if the Lender had complied with its obligations under paragraph (g) below.

(e) If an Obligor is required to make a Tax Deduction, it must make the minimum Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(f) Within thirty (30) days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(g) A Treaty Lender must co-operate with each Obligor in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction imposed by a U.K. taxing authority.

15.3 U.S. Tax forms

(a)  In this Subclause:

     U.S. person has the meaning given to it in Section 7701(a)(30) of the United States Internal Revenue Code of 1986.

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

(b)  (i)   Except as provided below, each Lender which is not a U.S. person must supply to the Facility Agent and each U.S. Obligor:

           (A) two duly executed U.S. Internal Revenue Service Forms W-8-BEN or W-8ECI (as appropriate); or

           (B) if applicable, two duly executed U.S. Internal Revenue Service Forms W-8IMY together with the applicable accompanying duly executed copies of U.S. Internal Revenue Service Forms W-8 or W-9 (as appropriate), as the case may be, in each case to enable that U.S. Obligor to make payments to that Lender under the Finance Documents without any deduction or withholding in respect of any Tax in the United States of America.

     (ii) Except as provided below, each Lender that is a U.S. Person (other than a Lender that is treated as an exempt recipient based on the indicators described in U.S. Treas. Reg. (S) 1.6049-4(c)(1)(ii) must supply to the Facility Agent and to each U.S. Obligor, two duly executed U.S. Internal Revenue Service Forms W-9 certifying that the relevant Lender is exempt from United States backup withholding tax on payments made under the Finance Documents.

(c) A Lender must comply with its obligations under paragraph (b) above as soon as practicable after the date it becomes a Party or (if later) the date the U.S. Obligor becomes a Party.

(d) A Lender is not obliged to supply any form under paragraph (b) above if it is unable to do so by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation or any published practice or concession of any relevant taxing authority.

(e) A U.S. Obligor is not obliged to pay any Tax Payment to a Lender to the extent that the Tax Payment would not have been payable if that Lender had complied with its obligations under this Subclause.

15.4 Tax indemnity

(a) Except as provided below, the Parent must indemnify a Finance Party against any loss or liability which that Finance Party (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b) Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

     (i) that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

     (ii) that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

     if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

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

(c) Paragraph (a) above does not apply to any amount compensated for under Subclause 15.2 (Tax gross-up) above, or which would have been compensated for under Subclause 15.2 (Tax gross-up) above but for an exception to that Subclause.

(d)      A Finance Party making, or intending to make, a claim under paragraph
         (b) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

15.5     Tax Credit

         If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

         (a) a Tax Credit is attributable to that Tax Payment; and

         (b) it has used that Tax Credit,

         the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been in if the Tax Payment had not been made by the Obligor.

15.6     Stamp taxes

         The Parent must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into of a Transfer Certificate.

15.7     Value added taxes

(a) Any amount (including costs and expenses) payable under a Finance Document by an Obligor is exclusive of any Tax (including value added tax) which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b) The obligation of the Obligor under paragraph (a) above will be reduced to the extent that the Finance Party is entitled to repayment or a credit in respect of the relevant Tax.

16.      INCREASED COSTS

16.1     Increased Costs

         Except as provided below in this Clause, the Parent must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

         (a) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation; or

         (b) compliance with any law or regulation made after the date of this Agreement.

16.2     Exceptions

         The Parent need not make any payment for an Increased Cost to the extent that the Increased Cost is:

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

         (a) compensated for under another Clause, or would have been but for an exception to that Clause;

         (b) a tax on the overall net income of a Finance Party or any of its Affiliates; or

         (c) attributable to a Finance Party or its Affiliate wilfully or grossly negligently failing to comply with any law or regulation.

16.3     Claims

         A Finance Party intending to make a claim for an Increased Cost must notify the Parent promptly of the circumstances giving rise to, and the amount of, the claim.

17.      MITIGATION

17.1     Mitigation

(a) Each Finance Party must, in agreement with the Parent, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

         (i) any Tax Payment, any claim under Clause 15.4 (Tax indemnity) or Clause 16.1 (Increased Costs) being payable to that Finance Party; or

         (ii) that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality,

         including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b) The Parent must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

(c) A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.2     Conduct of business by a Finance Party

         No term of this Agreement will:

         (a) interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

         (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

         (c) oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

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18.      PAYMENTS

18.1     Place

         Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

         (a) in the principal financial centre of the country of the relevant currency; or

         (b) in the case of euro, in the principal financial centre of a Participating Member State or London,

         as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

18.2     Funds

         Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

18.3     Currency

(a) Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

(b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

(c) A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

(d) Amounts payable in respect of costs and expenses are payable in the currency in which they are incurred.

(e) Each other amount payable under the Finance Documents is payable in Sterling.

18.4     Distribution

(a) Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

         (i) in the principal financial centre of the country of the relevant currency; or

         (ii) in the case of euro, in the principal financial centre of a Participating Member State or London,

         as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

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

(b) The Facility Agent may (with the consent and at the expense of the relevant Obligor) apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

(c) Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum had not been made available, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

18.5     No set-off or counterclaim

         All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

18.6     Business Days

(a) If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

18.7     Partial payments

(a) If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

         (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

         (ii) secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

         (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

(c)      This Subclause will override any appropriation made by an Obligor.

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18.8     Timing of payments

         If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

19.      GUARANTEE AND INDEMNITY

19.1     Guarantee and indemnity

         Each Guarantor jointly and severally and irrevocably and unconditionally:

         (a) guarantees to each Finance Party punctual performance by each Borrower of all its payment obligations under the Finance Documents;

         (b) undertakes with each Finance Party that, whenever a Borrower does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor;

         (c) indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover; and

         (d) agrees that:

             (i) this is a guarantee of payment and not a guarantee of collection;

             (ii) its obligations under this guarantee are independent of the validity or enforceability of any or all of the obligations of any or all of the Borrowers; and

             (iii) a separate action may be brought and prosecuted against that Guarantor whether or not any action is brought against any or all of the Borrowers.

19.2     Continuing guarantee

         This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee will enure to the benefit of any New Lender (as defined in Clause 31 (Changes to the Parties)) to which has been assigned or transferred (including by way of novation) any or all of the rights and/or obligation of a Lender under this Agreement.

19.3     Reinstatement

(a) If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

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19.4     Waiver of defences

         The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

         (a) any time or waiver granted to, or composition with, any person;

         (b) any release of any person under the terms of any composition or arrangement;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

         (d) any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (e) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

         (f) any amendment (however fundamental) of a Finance Document or any other document or security; or

         (g) any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

19.5     Immediate recourse

         Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

19.6     Appropriations

         Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of any Guarantor under this Clause:

         (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

         (b) apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

         (c) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

19.7     Non-competition

         Unless:

         (a) all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

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

         (b) the Facility Agent otherwise directs,

         no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

         (i) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

         (ii) be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

         (iii) claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

         (iv) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

         Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

19.8     Additional security

         This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

19.9     Limitations - U.K.

         This guarantee does not apply to any liability to the extent it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

19.10    U.S. Guarantors

(a)      In this Subclause:

         fraudulent transfer law means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law;

         U.S. Guarantor means any Guarantor incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia); and

         terms used in this Subclause are to be construed in accordance with the fraudulent transfer laws

(b)      Each U.S. Guarantor acknowledges that:

         (i) it will receive valuable direct or indirect benefits as a result of the transactions financed by the Finance Documents;

         (ii) those benefits will constitute reasonably equivalent value and fair consideration for the purpose of any fraudulent transfer law; and

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

         (iii) each Finance Party has acted in good faith in connection with the guarantee given by that U.S. Guarantor and the transactions contemplated by the Finance Documents.

(c) Each Finance Party agrees that each U.S. Guarantor's liability under this Clause is limited so that no obligation of, or transfer by, any U.S. Guarantor under this Clause is subject to avoidance and turnover under any fraudulent transfer law.

(d)      Each U.S. Guarantor must ensure that at all times:

         (i) the aggregate amount of each U. S. Guarantor's debts (including its obligations under the Finance Documents) is less than the aggregate value (being the lesser of fair valuation and present fair saleable value) of its assets;

         (ii) its capital must not be unreasonably small to carry on its business as it is being conducted;

         (iii) it may not incur and does not intend to incur debts beyond its ability to pay as they mature;

         (iv) it has not made a transfer or incurred any obligation under any Finance Document with the intent to hinder, delay or defraud any of its present or future creditors.

19.11    Swiss Guarantors

(a)      In this Subclause:

         Swiss Guarantor means each Guarantor incorporated in Switzerland; and

         Swiss Surplus means, in relation to a Swiss Guarantor, the amount of that Swiss Guarantor's freely disposable shareholder's equity in accordance with Swiss law, being:

         (i)     that Swiss Guarantor's total shareholder's equity; less

         (ii)    the aggregate of:

                 (A) it's aggregate share capital; and

                 (B) its statutory reserves (including, without limitation, reserves for its own shares and revaluation reserves, and reserves for paid-in capital surplus (Agio)),

                 as at the date of enforcement of the obligations of that Swiss Guarantor under this Clause.

(b) The amount of the Swiss Surplus of any Swiss Guarantor is to be determined on the basis of the most recent audited balance sheet of that Swiss Guarantor and, if required by the Majority Lenders, must be approved as a distributable amount by the auditors of that Swiss Guarantor.

(c)      Each Finance Party agrees that:

         (i) the liability of each Swiss Guarantor under this Clause is limited to the amount (or its equivalent in any other currency or currencies) of the Swiss Surplus; and

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         (ii) if a payment by a Swiss Guarantor under this Clause in respect of the obligations of an Obligor is subject to Swiss withholding tax, the relevant Swiss Guarantor is not obliged to comply with its obligations under Subclause 15.2 (Tax gross-up) to the extent that compliance with those obligations would result in the relevant Swiss Guarantor being obliged to pay an amount in excess of its Swiss Surplus.

19.12    Limitations - general

         Notwithstanding Subclauses 19.10 (U.S. Guarantors) and 19.11 (Swiss Guarantors):

         (a) the liability of a Guarantor under this Clause must not exceed the maximum amount able to be provided by that Guarantor having regard to generally applicable laws in its jurisdiction of incorporation; and

         (b) if the liability of a Guarantor under this Clause is capable of being subsequently increased as a result of any change in law or interpretation, it shall be increased to the maximum amount able to be provided by that Guarantor under the generally applicable laws in its jurisdiction of incorporation.

20.      REPRESENTATIONS

20.1     Representations

         The representations set out in this Clause are made by each Obligor or (if it so states) the Parent to each Finance Party.

20.2     Status

(a) It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary corporate action to authorise the entry into and performance of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

20.4     Legal validity

         Subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement, each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

20.5     Non-conflict

         The entry into and performance by it, and the transactions contemplated by, the Transaction Documents do not conflict with:

         (a)  any law or regulation applicable to it; or

         (b)  its constitutional documents; or

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         (c)  at the date of this Agreement, any document which is binding upon it or any of its Material Subsidiaries or any of its or its Material Subsidiaries' assets.

20.6     No default

(a)      (i)  Subject to paragraph (b) below, no Default is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document; and

         (ii) no other event is outstanding which constitutes a default under any document which is binding on it or any of its Subsidiaries or any of its or its Subsidiaries' assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

(b) If the representation in sub-paragraph (a)(i) above is deemed to be repeated under Subclause 20.13 (Times for making representations) on:

         (i) the date of a Request, or the Utilisation Date, for a Rollover Loan; or

         (ii) the first day of a Term (other than the first Term) for a Term
              Loan,

         the reference in that representation to Default will be deemed to be a reference to Event of Default.

20.7     Authorisations

         All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been, or in the case of the other Transaction Documents will have been by the first Utilisation Date, obtained or effected (as appropriate) and are, or will be by the first Utilisation Date in full force and effect.

20.8     Financial statements

         In the case of the Parent only, its audited consolidated financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the Original Financial Statements):

         (a) have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

         (b) give a true and fair view of its consolidated financial condition as at the date to which they were drawn up,

         except, in each case, as disclosed to the contrary in those financial statements.

20.9     No material adverse change

         In the case of the Company only, as at the date of this Agreement, there has been no material adverse change in its consolidated financial condition since the date to which the Original Financial Statements were drawn up.

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20.10    Litigation

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened in writing, which are reasonably likely to have a Material Adverse Effect.

20.11    Information

(a) All material factual information supplied by an Obligor to any Finance Party in writing was accurate in all material respects as at the date to which it was prepared;

(b) as at its date and to the best of its knowledge, the opinions, projections and forecasts supplied by an Obligor to any Finance Party and the assumptions on which they were based were arrived at after due and careful consideration and genuinely represented its views; and

(c) to the best of its knowledge there are no material facts or circumstances which have not been disclosed to the parties to this Agreement by an Obligor prior to the date of this Agreement and which would make any of the information, opinions, projections, forecasts or assumptions supplied by an Obligor inaccurate or misleading in any material respect.

20.12    United States laws

(a)      In this Subclause:

         holding company, affiliate and subsidiary company have the meanings given to them in the United States Public Utility Holding Company Act of 1935.

         investment company and controlled have the meanings given to them in the United States Investment Company Act of 1940.

         public utility has the meaning given to it in the United States Federal Power Act of 1920.

(b)      It is not:

         (i) a holding company, an affiliate of a holding company or a subsidiary company of a holding company, or subject to regulation, under the United States Public Utility Holding Company Act of 1935;

         (ii) a public utility, or subject to regulation, under the United States Federal Power Act of 1920;

         (iii) an investment company or a company controlled by an investment company; or

         (iv) subject to regulation under any United States Federal or State law or regulation that limits its ability to incur or guarantee indebtedness.

20.13    Times for making representations

(a) The representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

(b) The representations in Subclauses 20.2 (Status) to 20.5(b) (Non-conflict), 20.6 (No default) to 20.8 (Financial Statements), 20.10 (Litigation) and 20.12 (United States laws) are deemed to be repeated by:

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         (i)   each Additional Obligor and the Parent on the date that
               Additional Obligor becomes an Obligor; and

         (ii) each Obligor on the date of each Request and the first day of each Term.

(c) When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

21.      INFORMATION COVENANTS

21.1     Financial statements

(a) The Parent must supply to the Facility Agent in sufficient copies for all the Lenders:

         (i) its audited consolidated financial statements for each of its financial years;

         (ii) the audited financial statements or, if audited financial statements are not available, the unaudited financial statements of each Obligor for each of its financial years; and

         (iii) its interim financial statements for the first half-year of each of its financial years.

(b) All financial statements must be supplied as soon as they are available and:

         (i) in the case of the Parent's audited consolidated financial statements, within 180 days;

         (ii) in the case of each Obligor's audited or unaudited financial statements, within 180 days; and

         (iii) in the case of the Parent's interim financial statements, within 120 days,

         of the end of the relevant financial period.

21.2     Compliance Certificate

(a) The Company must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

(b) A Compliance Certificate is a certificate substantially in the form of Part 2 of Schedule 8 setting out, among other things, calculations of the financial covenants.

(c) A Compliance Certificate must be signed by two authorised signatories of the Company.

21.3     Form of financial statements

(a) The Company must ensure that each set of financial statements supplied under this Agreement fairly represents its financial condition (consolidated or otherwise) as at the date to which those financial statements were drawn up.

(b) The Company must notify the Facility Agent of any change to the basis on which its audited consolidated financial statements are prepared.

(c) If requested by the Facility Agent, the Company must supply to the Facility Agent:

         (i) a full description of any change notified under paragraph (b) above; and

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         (ii)  sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

(d) If requested by the Facility Agent, the Company must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Company and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Company and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

(e) If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Company must supply with each set of its financial statements another set of its financial statements prepared on the same basis as the Original Financial Statements.

21.4     Information - miscellaneous

         The Parent must supply to the Facility Agent:

         (a) copies of all documents despatched by the Parent to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

         (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which:

               (i)   are current, threatened in writing or pending;

               (ii)  are reasonably likely to be adversely determined; and

               (iii) would, if adversely determined, have a Material Adverse
                     Effect;

         (c) promptly on reasonable request, a list of the then current Material Subsidiaries; and

         (d) promptly on request, such further information regarding the financial condition and operations of the Group as any Finance Party through the Facility Agent may reasonably request.

21.5     Notification of Default

(a) Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on reasonable request by the Facility Agent, the Parent must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

21.6     Year end

         The Parent must not change its financial year end without the prior written consent of the Majority Lenders such consent not to be unreasonably withheld or delayed.

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22.      FINANCIAL COVENANTS

22.1     Definitions

         In this Clause:

         Consolidated Cash and Cash Equivalents means, at any time:

         (a) cash in hand or on deposit with any acceptable bank, which, in either case, is not subject to any security interest and is readily remittable to the U.K;

         (b) certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

         (c) any investment in marketable obligations issued or guaranteed by the government of the United States of America or the U.K. or by an instrumentality or agency of the government of the United States of America or the U.K. having an equivalent credit rating;

         (d) any investment in debt instruments permitting cash withdrawals on not more than one month's notice and which have a rating of AA or higher by Standard and Poor's or Aa2 or higher by Moody's;

         (e)   open market commercial paper:

               (i)   for which a recognised trading market exists;

               (ii)  issued in the United States of America or the U.K.;

               (iii) which matures within one year after the relevant date of calculation; and

               (iv) which has a credit rating of either A-1 by Standard & Poor's or IBCA or P-1 by Moody's, or, if no rating is available in respect of the commercial paper or indebtedness, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

         (f) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank; or

         (g) any other instrument, security or investment approved by the Majority Lenders,

         in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Borrowings. An acceptable bank for this purpose is a commercial bank or trust company which has a rating of A or higher by Standard & Poor's or IBCA or A-2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations.

         Consolidated EBITA means Consolidated EBITDA for a Measurement Period adjusted by deducting depreciation.

         Consolidated EBITDA means the consolidated net pre-taxation profits of the Group for a Measurement Period, but:

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         (a)   including the net pre-taxation profits of a member of the Group
               (other than InCentive) acquired during that Measurement Period for the part of that Measurement Period when it was not a member of the Group; and

         (b) excluding the net pre-taxation profit attributable to any business sold during that Measurement Period,

         and adjusted by:

         (i)   adding back Consolidated Interest Payable;

         (ii)  taking no account of any exceptional or extraordinary item;

         (iii) excluding any amount attributable to minority interests;

         (iv)  adding back depreciation and amortisation;

         Consolidated Interest Payable means all interest and periodic financing charges including acceptance commission, commitment fee and the interest element of rental payments or finance or capital leases (whether, in each case, paid, payable or capitalised), incurred by the Group in effecting, servicing or maintaining Total Consolidated Borrowings during a Measurement Period.

         Consolidated Net Interest Payable means Consolidated Interest Payable less all financing charges received or receivable by the Group during the relevant Measurement Period.

         Consolidated Total Borrowings means, in respect of the Group, at any time the aggregate of the following:

         (a)   the outstanding principal amount of any moneys borrowed;

         (b) the outstanding principal amount of any acceptance under any acceptance credit;

         (c) the outstanding principal amount of any bond, note, debenture, loan stock or other similar instrument;

         (d) the capitalised element of indebtedness under a finance or capital lease;

         (e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis);

         (f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset;

         (g) the outstanding principal amount of any indebtedness arising in connection with any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; and

         (h) the outstanding principal amount of any indebtedness of any person of a type referred to in paragraphs (a)-(h) above which is the subject of a guarantee, indemnity or similar assurances against financial loss.

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         Any amount outstanding in a currency other than Sterling is to be taken into account at its Sterling equivalent calculated on the basis of:

         (i) the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Sterling at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

         (ii) if the amount is to be calculated on the last day of a financial period of the Company, the rate of exchange used by the Company in its financial statements for that period.

         Consolidated Total Net Borrowings means at any time Consolidated Total Borrowings less Consolidated Cash and Cash Equivalents.

         Measurement Period means a period of 12 months ending on the last day of a financial year or financial half-year of the Parent.

22.2     Interpretation

(a) Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

(b) No item must be credited or deducted more than once in any calculation under this Clause.

22.3     Gearing

         The Parent must ensure that Consolidated Total Net Borrowings are not, at the end of each Measurement Period, more than 3.0 times Consolidated EBITDA.

22.4     Interest cover

         The Parent must ensure that the ratio of Consolidated EBITA to Consolidated Net Interest Payable is not, for each Measurement Period, less than 3.0 to 1.

23.      GENERAL COVENANTS

23.1     General

         Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member or to specified members of the Group, each Obligor must ensure that each of its Subsidiaries to which the covenant relates performs that covenant.

23.2     Authorisations

         Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or (subject to any general principles of law limiting its obligations and referred to in any legal opinion required under this Agreement) enforceability of, any Finance Document.

23.3     Compliance with laws

         Each member of the Group must comply in all respects with all regulations to which it is subject where failure to do so is reasonably likely to have a Material Adverse Effect.

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23.4     Pari passu ranking

         Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

23.5     Negative pledge

(a) In this Subclause, Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest.

(b) Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

(c)      Paragraph (b) does not apply to:

         (i) any Security Interest comprising a netting, set-off or lien arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

         (ii) any lien arising by operation of law and in the ordinary course of business;

         (iii) any Security Interest on an asset, or an asset of any person, acquired by a member of the Group after the date of this Agreement to the extent that the principal amount secured by that Security Interest has not been incurred or increased in contemplation of, or since, the acquisition;

         (iv) any Security Interest arising under any contract for the purchase of goods entered into in the normal course of trading pursuant to a supplier's normal terms and conditions;

         (v) any Security Interest over goods and products or over the documents of title or insurance policies relating to such goods and products, arising in the ordinary course of trading in connection with letters of credit and similar transactions, provided such Security Interest secures only so much of the acquisition cost or selling price (and amounts incidental thereto) of these goods and products which is required to be paid within 6 months after the date upon which the same was first incurred;

         (vi) set-off rights on market standard terms contained in any hedging agreement;

         (vii)  set-off rights in the ordinary course of trading;

         (viii) any Security Interest created in substitution for any of the above Security Interests but only:

                (A)  if the Security Interest is over the same asset;

                (B) if the principal amount secured by that Security Interest does not exceed the principal amount secured by the Security Interest which is replaced; and

                (C) if the Security Interest which is replaced was only permitted to be outstanding for a certain period of time, to the extent the new Security Interest is not outstanding for any greater period; and

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         (ix)  any Security Interest securing indebtedness the amount of which
               (when aggregated with the amount of assets or receivables sold, transferred or disposed of under paragraph (d) below) does not exceed 10 per cent. of the consolidated gross assets of the Group as shown in the most recent audited consolidated financial statements of the Parent delivered to the Facility Agent pursuant to Clause 21.1 (Financial statements) (being as at the date of this Agreement the Original Financial Statements).

(d)      No member of the Group may:

         (i) sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities; or

         (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms,

         in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset unless the amount of assets or receivables sold, transferred or disposed of under this paragraph (including any assets the subject of any such arrangement on the date of this Agreement) (when aggregated with the amount of indebtedness secured under Subclause 23.5(c)(ix) above) does not exceed 10 per cent. of the consolidated gross assets of the Group as shown in the most recent audited consolidated financial statements of the Parent delivered to the Facility Agent pursuant to Clause 21.1 (Financial statements) (being as at the date of this Agreement the Original Financial Statements).

23.6     Disposals

(a) In this Subclause, disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly.

(b) Except as provided below, the Company will not, and will procure that no Subsidiary will, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(c)      Paragraph (b) does not apply to any disposal:

         (i)     made in the ordinary course of trading of the disposing entity;

         (ii) of assets which are exchanged within 180 days for other assets comparable or superior as to type, value and quality;

         (iii)   by one company in the Group to another company in the Group; or

         (iv) of machinery or plant at or nearly at the end of their useful life or period of depreciation;

         (v) of obsolete equipment owned by a member of the Group no longer required for the purposes of the business carried on by that member of the Group;

         (vi) which would not be deemed to be a class 1 transaction under the Listing Rules of the Financial Services Authority or which would not require the approval of the shareholders of the Company in general meeting; or

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         (vii)   the net proceeds of which are applied in permanent prepayment and cancellation of Credits.

23.7     Financial Indebtedness

(a) Except as provided below no member of the Group (other than a Guarantor) may incur any Financial Indebtedness.

(b)      Paragraph (a) does not apply to:

         (i) any Financial Indebtedness of any person acquired by a member of the Group which is incurred under arrangements in existence at the date of acquisition, but only for a period of 6 months from the date of acquisition;

         (ii) any derivative transaction protecting against or benefiting from fluctuations in any rate or price entered into in the ordinary course of business;

         (iii) the capital element of any liability under finance or capital leases up to a maximum amount not exceeding U.S.$25,000,000 (or the equivalent in any other currency) or any higher amount which is approved in writing by the Facility Agent acting on the instructions of the Majority Lenders;

         (iv) foreign exchange, interest rate or similar hedging arrangements entered into only for the purposes of managing the interest rate and foreign exchange rates of the Group and not for any speculative purpose or pursuant to any financial trading;

         (v) Financial Indebtedness incurred in favour of a bank or other financial institution as a result of netting or set off arrangements entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances on accounts maintained with such bank or financial institution;

         (vi)    any Financial Indebtedness of a Borrower under this Agreement;
                 or

         (vii) any other Financial Indebtedness which in aggregate does not exceed US$200,000,000 or its equivalent at any time.

23.8     Change of business

         The Parent must ensure that no material change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

23.9     Mergers

         No Obligor may enter into any amalgamation, demerger, merger or reconstruction otherwise than under an intra-Group re-organisation on a solvent basis or other transaction agreed by the Majority Lenders.

23.10    Acquisitions

(a) Except as provided below, no member of the Group may make any acquisition or investment (other than pursuant to the Offers or the Scheme) which:

         (i) during the period ending on the date falling 12 months after the date of this Agreement, is for a consideration in excess of U.S.$500,000,000; or

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         (ii)    at any time, would be deemed to be a class 1 transaction under the Listing Rules of the Financial Services Authority.

(b) Paragraph (a)(ii) does not apply if, at the time of the relevant acquisition or investment, the ratio of Consolidated Total Net Borrowings to Consolidated EBITDA, as set out in the most recent Compliance Certificate delivered by the Parent to the Facility Agent under Clause 21.2 (Compliance Certificate) was less than 2.0:1.

23.11    Environmental matters

(a)      In this Subclause:

         Environmental Approval means any authorisation required by an Environmental Law.

         Environmental Claim means any claim by any person in connection with:

         (i)     a breach, or alleged breach, of an Environmental Law;

         (ii) any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

         (iii)   any other environmental contamination,

         which could reasonably be expected to result in any liability on any Party.

         Environmental Law means any law or regulation concerning:

         (i)     the protection of health and safety;

         (ii)    the environment; or

         (iii) any emission or substance which is capable of causing harm to any living organism or the environment.

(b) Each member of the Group must comply with all Environmental Law and Environmental Approvals applicable to it if failure to do so is reasonably likely to have a Material Adverse Effect.

(c)      Each Obligor must promptly upon becoming aware notify the Facility
         Agent of:

         (i) any Environmental Claim current or to its knowledge, pending or threatened in writing; or

         (ii) any circumstances reasonably likely to result in an Environmental Claim,

         which, if substantiated, is reasonably likely either to have a Material Adverse Effect or result in any liability for a Finance Party.

23.12    Insurance

         Each member of the Group must (subject to market availability on reasonably commercial terms) insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

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23.13    United States laws

(a)      In this Subclause:

         Code means the United States Internal Revenue Code of 1986.

         ERISA means the United States Employee Retirement Income Security Act of 1974.

         ERISA Affiliate means any person treated as a single employer with any Obligor for the purpose of section 414 of the Code.

         Margin Stock has the meaning given to it in Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

         Plan means an employee benefit plan as defined in section 3(3) of
         ERISA:

         (a)     maintained by any Obligor or any ERISA Affiliate; or

         (b) to which any Obligor or any ERISA Affiliate is required to make any payment or contribution.

         Reportable Event means:

         (a) an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or

         (b) a failure to meet the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.

(b)      No Obligor may:

         (i) extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or

         (ii) use any Loan, directly or indirectly, to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock.

(c) Each Obligor must comply with the United States Securities Exchange Act of 1934 in relation to the Centerpulse Offer.

(d) Each Obligor must promptly upon becoming aware of it notify the Facility Agent of:

         (i)     any Reportable Event;

         (ii) the termination of or withdrawal from, or any circumstances reasonably likely to result in the termination of or withdrawal from, any Plan subject to Title IV of ERISA; and

         (iii) a claim or other communication alleging material non-compliance with any law or regulation relating to any Plan,

         which is reasonably likely to have a Material Adverse Effect.

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(e)      Each Obligor and its ERISA Affiliates must be, and remain, in compliance in all respects with all laws and regulations relating to each of its Plans, where failure to do so is reasonably likely to have a Material Adverse Effect.

(f) Each of the Obligors and its ERISA Affiliates must ensure that no event or condition exists at any time in relation to a Plan which is reasonably likely to result in the imposition of a Security Interest on any of its assets or which is reasonably likely to have a Material Adverse Effect.

23.14    Scheme

The Company:

(a) must not materially vary the terms of the Scheme as described in the Press Release and the Circular;

(b) must, in all material respects relevant in the context of the Scheme, comply with the City Code on Takeovers and Mergers, the Companies Act 1985 and all other applicable laws and regulations; and

(c) must keep the Facility Agent informed as to the status and progress of the Scheme and, in particular,

         from time to time and promptly on request give to the Facility Agent reasonable details of such matters relevant to the Scheme as the Facility Agent may reasonably request.

24.      DEFAULT

24.1     Events of Default

(a)      Each of the events set out in this Clause is an Event of Default.

(b)      In this Clause:

         Material Group Member means an Obligor or a Material Subsidiary; and

         Permitted Transaction means:

         (i) an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

         (ii)  any other transaction agreed by the Majority Lenders.

24.2     Non-payment

         An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

         (a)   is caused by administrative or technical error; and

         (b) is remedied within three Business Days (in the case of principal amounts due under this Agreement) and within five Business Days (in the case of any other amount due under this Agreement) of its due date.

24.3     Breach of other obligations

(a) The Parent does not comply with any term of Clause 22 (Financial covenants); or

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(b)      an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

         (i)   is capable of remedy; and

         (ii) is remedied within twenty Business Days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

24.4     Misrepresentation

         A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of an Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated unless the circumstances giving rise to the misrepresentation:

         (a)   are capable of remedy; and

         (b) are remedied within twenty Business Days of the earlier of the Facility Agent giving notice and the relevant Obligor becoming aware of the misrepresentation.

24.5     Cross-default

         Any of the following occurs in respect of a member of the Group:

         (a) any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

         (b)   any of its Financial Indebtedness:

               (i)  becomes prematurely due and payable; or

               (ii) is placed on demand,

               in each case, as a result of an event of default (howsoever described); or

         (c) any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

         unless the aggregate amount of Financial Indebtedness falling within paragraphs (a)- (c) above is less than U.S.$20,000,000 or its equivalent.

24.6     Insolvency

         Any of the following occurs in respect of a Material Group Member:

         (a) it is or is deemed for the purposes of Section 123 of the Insolvency Act 1986 (but as if the figure of (pound)750 in paragraph (a) was replaced with the figure of (pound)1,000,000) to be unable to pay its debts as they fall due;

         (b)   it admits its inability to pay its debts as they fall due;

         (c) it suspends making payments on its debts generally or announces an intention to do so;

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         (d)   by reason of actual or anticipated financial difficulties, it begins negotiations with creditors generally or any class of them for the rescheduling of any of its indebtedness; or

         (e) a moratorium is declared in respect of its indebtedness generally.

24.7 Insolvency proceedings

(a) Except as provided below, any of the following occurs in respect of a Material Group Member:

         (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with its creditors generally;

         (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for, or to file documents with a court for, its winding-up, administration or dissolution or any such resolution i passed;

         (iii) any person presents a petition for its winding-up, administration or dissolution; (iv) an order for its winding-up, administration or dissolution is made; (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it;

         (vi) its directors, shareholders or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

         (vii) any other analogous step or procedure is taken in any jurisdiction.

(b)      Paragraph (a) does not apply to:

         (i)   any step or procedure which is part of a Permitted Transaction;
               or

         (ii) a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within fourteen days.

24.8     Creditors' process

         Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member, having an aggregate value of (Pounds)5,000,000, and is not discharged within fourteen days or is being contested in good faith to the satisfaction of the Facility Agent acting reasonably.

24.9     United States Bankruptcy Laws

(a)      In this Subclause:

         U.S. Bankruptcy Law means the United States Bankruptcy Code 1978 or any other United States Federal or State bankruptcy, insolvency or similar law.

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         U.S. Material Group Member means any Material Group Member incorporated or organised under the laws of the United States of America or any state of the United States of America (including the District of Columbia).

(b)      Any of the following occurs in respect of a U.S. Material Group Member:

         (i)   it makes a general assignment for the benefit of creditors;

         (ii) it commences a voluntary case or proceeding under any U.S. Bankruptcy Law; or

         (iii) an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case.

24.10    Cessation of business

         A Material Group Member ceases, or threatens to cease, to carry on business except:

         (a)   as part of a Permitted Transaction; or

         (b)   as a result of any disposal allowed under this Agreement.

24.11    Effectiveness of Finance Documents

(a) It is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents.

(b) An Obligor repudiates a Finance Document or purports to repudiate a Finance Document.

24.12    Material adverse change

         Any event or series of events occurs which will have a Material Adverse Effect.

24.13    Acceleration

(a) If an Event of Default described in Subclause 24.9 (United States Bankruptcy Laws) occurs, the Total Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled.

(b) If an Event of Default is outstanding, the Facility Agent may, and must if so directed by the Majority Lenders, by notice to the Company:

         (i) If not already cancelled under paragraph (a) above, cancel the Total Commitments; and/or

         (ii) declare that all or part of any amounts outstanding under the Finance Documents are:

               (A) immediately due and payable; and/or

               (B) payable on demand by the Facility Agent acting on the
                   instructions of the Majority Lenders.

         Any notice given under this Subclause will take effect in accordance with its terms.

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25.      THE ADMINISTRATIVE PARTIES

25.1     Appointment and duties of the Facility Agent

(a) Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

(b)      Each Finance Party irrevocably authorises the Facility Agent to:

         (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

         (ii) execute each Finance Document expressed to be executed by the Facility Agent.

(c) The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

25.2     Role of the Arranger

         Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

25.3     No fiduciary duties

         Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

25.4     Individual position of an Administrative Party

(a) If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

(b)      Each Administrative Party may:

         (i) carry on any business with any Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

         (ii) retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with any Obligor or its related entities.

25.5     Reliance

         The Facility Agent may:

         (a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

         (b) rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

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         (c)   engage, pay for and rely on professional advisers selected by it
               (including those representing a Party other than the Facility Agent); and

         (d)   act under the Finance Documents through its personnel and agents.

25.6     Majority Lenders' instructions

(a) The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

(b) The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c) The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

(d) The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

25.7     Responsibility

(a) No Administrative Party is responsible to any other Finance Party for the adequacy, accuracy or completeness of:

         (i)   any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

(b) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

         (i) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

         (ii) has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

25.8     Exclusion of liability

(a) The Facility Agent is not liable to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the

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         Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

25.9     Default

(a) The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

(b)      If the Facility Agent:

         (i) receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

         (ii) is aware of the non-payment of any principal or interest or any fee payable to a Lender under this Agreement,

         it must promptly notify the Lenders.

25.10    Information

(a) The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

(b) Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)      Except as provided above, the Facility Agent has no duty:

         (i) either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

         (ii) unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

(d) In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

(e) The Facility Agent is not obliged to disclose any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

(f) Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

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25.11    Indemnities

(a) Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

(b) Each Administrative Party may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

25.12    Compliance

         The Facility Agent may refrain from doing anything (including the disclosure of any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

25.13    Resignation of the Facility Agent

(a) The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the Lenders and the Parent.

(b) Alternatively, the Facility Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

(d) The person(s) appointing a successor Facility Agent must, if practicable, consult with the Parent prior to the appointment for a period of not less than 30 days. Any successor Facility Agent must have an office in the U.K.

(e) The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

(f) The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

(g) Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

(h) The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

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25.14    Relationship with Lenders

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

(b) The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

(c) The Facility Agent must keep a register of all the Parties and supply any other Party with a copy of the register on request. The register will include each Lender's Facility Office(s) and contact details for the purposes of this Agreement.

25.15    Notice period

         Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

26.      EVIDENCE AND CALCULATIONS

26.1     Accounts

         Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

26.2     Certificates and determinations

         Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3     Calculations

         Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

27.      FEES

27.1     Facility Agent's fee

         The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

27.2     Arrangement fee

         The Company must pay to the Arrangers for their own account an arrangement fee in the manner agreed in the Fee Letter between the Arrangers and the Company.

27.3     Facility A Commitment fee

(a) The Parent must pay a commitment fee computed at the rate of 0.135 per cent. per annum on the undrawn, uncancelled amount of each Lender's Facility A Commitment.

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(b)      Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Facility A Commitment is cancelled in full.

27.4     Facility B Commitment fee

(a) The Parent must pay a commitment fee computed at the rate of 45 per cent. of the applicable Facility B Margin on the undrawn, uncancelled amount of each Lender's Facility B Commitment.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Facility B Commitment is cancelled in full.

27.5     Facility C Commitment fee

(a) The Parent must pay a commitment fee computed at the rate of 45 per cent. of the applicable Facility C Margin on the undrawn, uncancelled amount of each Lender's Facility C Commitment.

(b) Accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Facility C Commitment is cancelled in full.

28.      INDEMNITIES AND BREAK COSTS

28.1     Currency indemnity

(a) The Parent, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i) that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

         (ii) that liability being converted into a claim, proof, judgment or order,

         in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b) Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

28.2     Other indemnities

(a) The Parent must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

         (i)   the occurrence of any Event of Default;

         (ii) any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

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         (iii) (other than by reason of negligence or default by that Finance
               Party) a Loan not being made after a Request has been delivered for that Loan; or

         (iv) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment.

         The Parent's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Loan.

(b) The Parent must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

         (i) investigating any event which the Facility Agent reasonably believes to be a Default; or

         (ii) acting or relying on any notice which it reasonably believes to be genuine, correct and appropriately authorised.

28.3     Break Costs

(a)      Each Borrower must pay to each Lender its Break Costs.

(b) Break Costs are the amount (if any) determined by the relevant Lender by which:

         (i) the interest which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

         exceeds

         (ii) the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

(c) Each Lender must supply to the Facility Agent for the relevant Borrower details of the amount of any Break Costs claimed by it under this Subclause.

29.      EXPENSES

29.1     Initial costs

         The Company must pay to each Administrative Party the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

29.2     Subsequent costs

         The Parent must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

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         (a)    the negotiation, preparation, printing and execution of any
                Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

         (b) any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

29.3     Enforcement costs

         The Parent must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

30.      AMENDMENTS AND WAIVERS

30.1     Procedure

(a) Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Parent and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

(b) The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

30.2     Exceptions

(a)      An amendment or waiver which relates to:

         (i)    the definition of "Majority Lenders" in Clause 1.1
                (Definitions);

         (ii) an extension of the date of payment of any amount to a Lender under the Finance Documents;

         (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

         (iv)   an increase in, or an extension of, a Commitment;

         (v)    a release of an Obligor otherwise than in accordance with Clause
                31.8 (Resignation of an Obligor (other than the Parent)) or as a result of a disposal permitted under Subclause 23.6 (Disposals);

         (vi) a term of a Finance Document which expressly requires the consent of each Lender;

         (vii) the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

         (viii) this Clause,

         may only be made with the consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

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30.3     Change of currency

         If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), this Agreement will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Parent) determines is necessary to reflect the change.

30.4     Waivers and remedies cumulative

         The rights of each Finance Party under the Finance Documents:

         (a)   may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)   may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right is not a waiver of that right.

31.      CHANGES TO THE PARTIES

31.1     General

         In this Clause:

         Approved Bank means a financial institution which qualifies as a bank pursuant to the laws of the jurisdiction of the place of its registered office, provided that it has a genuine banking activity as per explanatory notes no. S-02.128 (1.2000) and S-02.128 (1.2000) of the
         Swiss Federal Tax Administration;

         Qualifying Transferee means:

         (a)   a bank or financial institution; or

         (b) a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which has a minimum rating of at least A by Standard & Poors or A2 by Moodys;

         Prohibited Subsidiary means:

         (a) a Material Subsidiary for which it would be illegal under the laws of its jurisdiction of incorporation to become a Guarantor; and

         (b)   until it is a wholly owned Subsidiary of the Parent, each of:

               (i)  Centerpulse; and

               (ii) InCentive.

         Restricted Subsidiary means a Material Subsidiary which is obliged to limit the amount it can guarantee under Clause 18 (Guarantee and Indemnity);

         Relevant Date means, in relation to:

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         (a)   a Material Subsidiary which is not a Prohibited Subsidiary, the date falling 30 days after it becomes a Material Subsidiary;

         (b) a Prohibited Subsidiary, the date falling 30 days after the date on which it ceases to be a Prohibited Subsidiary; and

         (c) Smith & Nephew JV (Holding) GmbH, T.J. Smith & Nephew Limited and Smith & Nephew plc, the first Utilisation Date under this Agreement;

         Transfer Certificate means a transfer certificate in the form of
         Schedule 5 (Form of Transfer Certificate), in each case with such amendments as the Facility Agent may approve or reasonably require; and

         Transfer Date means:

         (a)   for a Transfer Certificate, the later of:

               (i) the proposed Transfer Date specified in that Transfer Certificate; and

               (ii) the date on which the Facility Agent executes that Transfer
                    Certificate; and

         (b) for a Syndication Agreement, the Effective Date specified in that Syndication Agreement.

31.2     Assignments and transfers by Obligors

         No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

31.3     Assignments and transfers by Lenders

(a) A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to another Qualifying Transferee which is a Qualifying Lender, as defined in Clause 15.1 (General) (the New Lender).

(b) A transfer of part of a Commitment must be in a minimum amount of at least U.S.$20,000,000 and an integral multiple of U.S.$5,000,000.

(c) The consent of the Parent is required for any assignment or transfer unless the New Lender is:


         (i)   another Lender; or

         (ii) an Affiliate of a Lender, if that Affiliate is a bank within the meaning of the guidelines "Bonds" of April 1999 issued by the Swiss Tax Administration (Merkblatt "Obligationen" vom April 1999 der Eidgenossischen Steuerverwaltung).

         The consent of the Parent must not be unreasonably withheld or delayed and, in the case of a transfer to an Affiliate of a Lender, may only be withheld if that consent would result in:

         (iii) the number of persons who are not Approved Banks to whom a Swiss Borrower owes the aggregate of its interest-bearing borrowed money (other than bond issues which are subject to Swiss withholding tax) being more than 20; or

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         (iv)  a Swiss Borrower not being in compliance with explanatory note
               S-02.122(4.99) or S-02.128 (1.2000) of the Swiss Federal Tax
               Administration and any change or amendment to those explanatory notes which has an impact on that Swiss Borrower's obligation in respect of Swiss withholding tax under this Agreement.

         The Parent will be deemed to have given its consent ten Business Days after the Parent is given notice of the request unless it is expressly refused by the Parent within that time.

(d) No Lender may sub-participate its rights and/or obligations under this Agreement to a person who is not a bank within the meaning of the guidelines "Bonds" of April 1999 issued by the Swiss Tax Administration (Merkblatt "Obligationen" vom April 1999 der Eidgenossischen Steuerverwaltung) without the prior consent of the Parent.

         The consent of the Parent must not be unreasonably withheld or delayed and may only be withheld if that consent would result in:

         (i) the number of persons who are not Approved Banks to whom a Swiss Borrower owes the aggregate of its interest-bearing borrowed money (other than bond issues which are subject to Swiss withholding tax) being more than 20; or

         (ii) a Swiss Borrower not being in compliance with explanatory note S-02.122(4.99) or S-02.128 (1.2000) of the Swiss Federal Tax
               Administration and any change or amendment to those explanatory notes which has an impact on that Swiss Borrower's obligation in respect of Swiss withholding tax under this Agreement.

(e)      A transfer of obligations will be effective only if either:

         (i) the obligations are novated in accordance with the following provisions of this Clause; or

         (ii) the New Lender confirms to the Facility Agent and the Parent in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(f) Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of (GBP)1,000.

(g) Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

31.4     Procedure for transfer by way of novations

(a)      A novation is effected if:

         (i) the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate and the Facility Agent executes it; or

         (ii) a Syndication Agreement is executed by all the Administrative Parties, the Lenders and the Company.

         The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

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(b)      Each Party (other than the Existing Lender and the New Lender)
         irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(c)      On the Transfer Date:

         (i) the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

         (ii) the Existing Lender will be released from those obligations and cease to have those rights.

31.5     Limitation of responsibility of Existing Lender

(a) Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

         (i)   any Finance Document or any other document; or

         (ii) any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

         and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

         (i) has made, and will continue to make, its own independent appraisal of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement; and

         (ii) has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)      Nothing in any Finance Document requires an Existing Lender to:

         (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

         (ii) support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

31.6     Costs resulting from change of Lender or Facility Office

         If:

         (a) a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

         (b) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

         then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased

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         Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

31.7     Additional Obligors

(a)      (i)   The Parent must ensure that each Material Subsidiary becomes a
               Guarantor by not later than the Relevant Date for that Material
               Subsidiary.

         (ii)  (A) The Parent must promptly notify the Facility Agent if:

                   I. a Restricted Subsidiary ceases to be a Restricted Subsidiary; or

                   II. the restrictions applicable to that Restricted Subsidiary become less restrictive to a material extent,

                   each a Relevant Event; and

               (B) after receiving a notice under sub-paragraph (A) above,
                   Clause 18 (Guarantee and Indemnity) will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Parent) determines is necessary to reflect the Relevant Event.

         (iii) If a Material Subsidiary is a Restricted Subsidiary as a result of a restriction which is not imposed by law in its jurisdiction of incorporation, the Parent must use its reasonable endeavours to remove or lessen the relevant restriction.

(b)      (i)   Subject to sub-paragraph (ii) below, the Parent may elect for any of its Subsidiaries to become an Additional Obligor.

         (ii) If the Additional Obligor is an Additional Borrower and is incorporated in a jurisdiction other than Switzerland, the U.K. or the United States of America, the prior consent of all the Lenders is required.

(c) If one of the Subsidiaries of the Parent is to become an Additional Obligor, then the Parent must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part II of Schedule 2 (Conditions precedent documents).

(d) The relevant Subsidiary will become an Additional Obligor when the Facility Agent notifies the other Finance Parties and the Parent that it has received (or waived receipt of) all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

(e) Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Parent, to the Facility Agent constitutes confirmation by that Subsidiary and the Parent that the Repeating Representations are then correct.

(f) Clause 18 (Guarantee and Indemnity) will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Parent) determines is necessary to reflect any requirement under the law of the jurisdiction of any Additional Guarantor to limit the guarantee to be provided by that Additional Guarantor.

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31.8     Resignation of an Obligor (other than the Parent)

(a)      In this Subclause, Resignation Request means a letter in the form of
         Schedule 7 (Form of Resignation Request), with such amendments as the Facility Agent may approve or reasonably require.

(b) The Parent may request that an Obligor (other than the Parent) ceases to be an Obligor by giving to the Facility Agent a duly completed Resignation Request.

(c) The Facility Agent must accept a Resignation Request and notify the Parent and the Lenders of its acceptance if:

         (i)   the Majority Lenders have consented to the Resignation Request;

         (ii) it is not aware that a Default is outstanding or would result from the acceptance of the Resignation Request; and

         (iii) no amount owed by that Obligor under this Agreement is still outstanding.

(d) The Obligor will cease to be a Borrower and/or a Guarantor, as appropriate, when the Facility Agent gives the notification referred to in paragraph (c) above.

31.9     Affiliates of Lenders

(a) Each Lender may fulfil its obligations in respect of any Credit through an Affiliate if:

         (i) the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement; and

         (ii) the Credits in which that Affiliate will participate are specified in this Agreement, a Transfer Certificate or in a notice given by that Lender to the Facility Agent and the Company.

         In this event, the Lender and the Affiliate will participate in Credits in the manner provided for in sub-paragraph (ii) above.

(b) If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Commitment and a single vote, but, for all other purposes, will be treated as separate Lenders.

31.10    Changes to the Reference Banks

         If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (with the agreement of the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

31.11    Replacement of a Lender

(a)      For the purposes of this Clause:

         Increased Cost Lender means a Lender to whom any Obligor becomes obliged to pay additional amounts described in Subclauses 15.2 (Tax gross-up) or 16.1 (Increased Costs) or to make payments under Subclause
         11.1 (Mandatory prepayment - illegality);

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         Non Consenting Lender means a Lender who does not agree to a consent or amendment where:

         (i) the Parent or the Facility Agent has requested the Lenders to consent to a departure from or waiver of any provision of the Finance Documents or to agree to any amendment to the Finance Documents;

         (ii) the relevant consent or amendment requires the agreement of all Lenders;

         (iii) a period of not less than 14 days has elapsed from the date the consent or amendment was requested;

         (iv)  the Majority Lenders have agreed to that consent or amendment;
               and

         (v) the Parent has notified the Lender it will treat it as a Non Consenting Lender;

         Non-Funding Lender means:

         (i)   any Lender which has failed to make or participate in a Credit;
               or

         (ii) any Lender which has given notice to the Borrower or the Facility Agent that it does not intend to make or participate in any Credits in accordance with the requirements of this agreement or has repudiated its obligations to do so.

(b)      If at any time:

         (i)   any Lender becomes an Increased Cost Lender;

         (ii) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other person having similar powers or any winding-up, dissolution or administration;

         (iii) any Lender becomes a Non Consenting Lender, or

         (iv)  any Lender becomes a Non-Funding Lender,

         then the Parent may, on ten Business Days' prior notice to the Facility Agent and that Lender, replace that Lender by causing it to (and that Lender shall) transfer in accordance with Clause 31 (Changes to the Parties) all of its rights and obligations under this Agreement to a Lender or other person selected by the Parent and acceptable to the Facility Agent (acting reasonably) for a purchase price equal to the outstanding principal amount of that Lender's participation in the outstanding Loans and all accrued interest and fees and other amounts payable to that Lender under this Agreement.

(c) The Parent has no right to replace an Administrative Party and no Administrative Party nor any Lender has any obligation to the Parent to find a replacement Lender or other such entity. No member of the Group may make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Lender as an inducement for the replacement Lender to become a Lender.

(d) The Parent may only replace a Non Consenting Lender or an Increased Cost Lender if that replacement takes place no later than 180 days after:

         (i) the date the Non Consenting Lender becomes a Non Consenting Lender; or

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         (ii)     the date the Increased Cost Lender demands payment of the
                  relevant additional amounts.

(e) No Lender replaced under this Clause may be required to pay or surrender to that replacement Lender or other entity any of the fees received by it.

(f) In the case of a replacement of an Increased Cost Lender, the Parent must pay the relevant additional amounts to that Increased Cost Lender prior to it being replaced and the payment of those additional amounts shall be a condition to replacement.

(g) The Parent's right to replace a Non-Funding Lender under this Clause is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Parent against that Non-Funding Lender under this Agreement, at law, in equity, or by statute.

31.12    Certain obligations not to be performed from the USA

         No Lender may perform its obligations under this Agreement in relation to any Loan to be used to acquire Margin Stock (as defined in of Regulation U of the Board of Governors of the United States Federal Reserve System) through any office located in the U.S.A. Each Lender shall take all reasonable steps to ensure that any extension of credit to a Borrower under this Agreement in relation to a Loan to be used to acquire Margin Stock is made and maintained at all times "outside the United States" as that phrase is used in Section 221.6 (c) of Regulation U of the Board of Governors of the United States Federal Reserve System.

32.      DISCLOSURE OF INFORMATION

(a) Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

         (i) which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

         (ii)     in connection with any legal or arbitration proceedings;

         (iii)    if required to do so under any law or regulation;

         (iv) to a governmental, banking, taxation or other regulatory authority;

         (v) to its professional advisers provided that its professional advisers are made aware that that information must be kept confidential in accordance with the terms of this Clause;

         (vi)     to the extent allowed under paragraph (b) below; or

         (vii)    with the agreement of the Parent.

(b) A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

         (i)      a copy of any Finance Document; and

         (ii) any information which that Finance Party has acquired under any Finance Document.

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         However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

(c) This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

33.      SET-OFF

         A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.      PRO RATA SHARING

34.1     Redistribution

         If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

         (a) the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

         (b) the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received by the Facility Agent under this Agreement; and

         (c) the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

34.2     Effect of redistribution

(a) The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders accordingly.

(b) When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

(c) If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

(d)      If:

         (i) a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

         (ii) the recovering Lender has paid a redistribution in relation to that recovery,

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         each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the re-distribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

34.3     Exceptions

         Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

         (a) it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

         (b) it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

                  (i) the recovering Lender notified the Facility Agent of those proceedings; and

                  (ii) the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

35.      SEVERABILITY

         If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

         (b) the validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

36.      COUNTERPARTS

         Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.      NOTICES

37.1     In writing

(a) Any formal communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given in person, by post, telex or fax approved by the Facility Agent.

(b) Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

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37.2     Contact details

(a) Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

(b)      The contact details of the Company for this purpose are:

         Smith & Nephew plc
         15 Adam Street
         London WC2N 6LA
         Fax:                  0207 930 3353
         For the attention of: The Company Secretary

(c)      The contact details of the Facility Agent for this purpose are:

         The Royal Bank of Scotland plc
         Loans Administration
         2 1/2 Devonshire Square
         London EC2M 4BB
         Fax:                  020 7615 7673
         For the attention of: Kevin Mann, Manager

(d) Any Party may change its contact details by giving five Business Days' notice to the Facility Agent or (in the case of the Facility Agent) to the other Parties.

(e) Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

37.3     Effectiveness

(a) Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

         (i)      if delivered in person, at the time of delivery;

         (ii) if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

         (iii) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

         (iv)     if by fax, when received in legible form.

(b) A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(c) A communication to the Facility Agent will only be effective on actual receipt by it.

37.4     Obligors

(a) All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

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(b)      All communications under the Finance Documents to or from an Obligor
         (other than the Company) must be sent through the Parent.

(c) Each Obligor (other than the Parent) irrevocably appoints the Parent to act as its agent:

         (i)      to give and receive all communications under the Finance
                  Documents;

         (ii) to supply all information concerning itself to any Finance Party; and

         (iii) to sign all documents under or in connection with the Finance Documents including, for the avoidance of doubt, any amendments to the Finance Documents.

(d) Any communication given to the Parent in connection with a Finance Document will be deemed to have been given also to the other Obligors.

(e) The Facility Agent may assume that any communication made by the Parent is made with the consent of each other Obligor.

38.      LANGUAGE

(a) Any notice given in connection with a Finance Document must be in English.

(b) Any other document provided in connection with a Finance Document must be:

         (i)      in English; or

         (ii) (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

39.      GOVERNING LAW

         This Agreement is governed by English law.

40.      ENFORCEMENT

40.1     Jurisdiction

(a) The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

(b) The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Documents.

(c) This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

         (i)      proceedings in any other court; and

         (ii)     concurrent proceedings in any number of jurisdictions.

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40.2     Service of process

(a) Each Obligor not incorporated in England and Wales irrevocably appoints the Company as its agent under the Finance Documents for service of process in any proceedings before the English courts.

(b) If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

(c) Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

(d)      This Clause does not affect any other method of service allowed by law.

40.3     Waiver of immunity

         Each Obligor irrevocably and unconditionally:

         (a) agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

         (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

         (c)      waives all rights of immunity in respect of it or its assets.

40.4     Waiver of trial by jury

         EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OR ACTION IN CONNECTION WITH ANY FINANCE DOCUMENT OR ANY TRANSACTION CONTEMPLATED BY ANY FINANCE DOCUMENT. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

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                                   SCHEDULE 1

                                ORIGINAL PARTIES

Name of Original Borrower                                 Registration number
                                                        (or equivalent, if any)

SMITH & NEPHEW Inc.

T.J. SMITH & NEPHEW Limited                                      93994

Name of Original Guarantor                                Registration number
                                                        (or equivalent, if any)

SMITH & NEPHEW Inc.

Name of Original Lender                                  Facility A Commitments
                                                                   US$

Lloyds TSB Bank plc                                              325,000,000
The Royal Bank of Scotland plc                                   325,000,000
                                                        ------------------------
Total A Commitments                                         U.S.$650,000,000
                                                        ------------------------

Name of Original Lender                                  Facility B Commitments
                                                                  U.S.$

Lloyds TSB Bank plc                                              325,000,000
The Royal Bank of Scotland plc                                   325,000,000
                                                        ------------------------
Total B Commitments                                         U.S.$650,000,000
                                                        ------------------------

Name of Original Lender                                  Facility C Commitments
                                                                  U.S.$

Lloyds TSB Bank plc                                              400,000,000
The Royal Bank of Scotland plc                                   400,000,000

Total C Commitments                                     ------------------------
                                                              US$800,000,000
                                                        ------------------------

                                   SCHEDULE 2

                         CONDITIONS PRECEDENT DOCUMENTS

                                     PART 1

                    TO BE DELIVERED BEFORE THE FIRST REQUEST

Original Obligors

1.       A copy of the constitutional documents of each Original Obligor.

2. A copy of a resolution of the board of directors of each Original Obligor or (in the case of the Company) a committee of the board of directors approving the terms of, and the transactions contemplated by, this Agreement.

3. If applicable, a copy of a resolution of the board of directors of the Company establishing the committee referred to in paragraph 2 above.

4. A specimen of the signature of each person authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. A copy of a resolution signed by all (or any lower percentage agreed by the Facility Agent) of the holders of the issued or allotted shares in the Original Guarantor approving the terms of, and the transactions contemplated by, this Agreement.

6. If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Original Guarantor approving the terms of the resolution referred to in paragraph 5 above.

7. Evidence that the Company has accepted its appointment under the Finance Documents as agent for service of process on the Original Obligors in England and Wales.

8.       A certificate of an authorised signatory of the Company:

         (a) confirming that utilising the Total Commitments in full would not breach any limit binding on any Original Obligor; and

         (b) certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

Legal opinions

1. A legal opinion of Allen & Overy, London legal advisers to the Arranger and the Facility Agent, substantially in the form of Schedule 12, addressed to the Finance Parties.

2.       A legal opinion from Allen & Overy, New York, addressed to the Finance
         Parties.

Other documents and evidence

1.       Original Financial Statements.

2. Evidence that each Existing Facility will be prepaid and cancelled in full on or by the first Utilisation Date.

3.       (a)      A copy of the Press Release and the Circular;

         (b) A certificate from a director (or any other authorised officer) of the Company addressed to the Agent on behalf of the Finance Parties certifying that:

                  (i) the Scheme has been effected substantially in accordance with the terms of the Circular; and

                  (ii) the Scheme Effective Date has occurred and confirming that date,

                  and attaching a certified copy of each of:

                  (iii) the order of the High Court of Justice sanctioning the Scheme under Section 425 of the Companies Act 1985 which was registered with the Registrar of Companies pursuant to sub-section 3 of Section 425 of the Companies Act 1985 on the Filing Date; and

                  (iv) the resolution of the shareholders of the Company approving the Scheme.

4. Evidence that the shares of Bidco have been admitted to listing on the Official List of the London Stock Exchange.

[5.      (a)      The documents required under Clause 31.7 (Additional Obligors)
                  for each of:

                  (i)      the Company;

                  (ii)     T.J. Smith & Nephew Limited; and

                  (iii)    Smith & Nephew JV (Holding) GmbH,

                  to accede as Additional Guarantors on or before the first Utilisation Date; and

         (b) in the case of T.J. Smith & Nephew Limited, a copy of copy of all board resolutions, shareholder written resolutions, declarations, auditors reports and other documents required to ensure compliance with Sections 151-158 of the Companies Act 1985, together with a non-statutory auditor's report addressed to the Finance Parties.

                                     PART 2

                            FOR AN ADDITIONAL OBLIGOR

Additional Obligors

1. An Accession Agreement, duly executed by the Company and the Additional Obligor.

2.       A copy of the constitutional documents of the Additional Obligor.

3. A copy of a resolution of the board of directors of the Additional Obligor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4. A specimen of the signature of each person authorised on behalf of the Additional Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5. In the case of an Additional Guarantor incorporated in the U.K., a copy of a resolution, signed by all (or any lower percentage agreed by the Facility Agent) of the holders of its issued or allotted shares, approving the terms of, and the transactions contemplated by, the Accession Agreement.

6. If applicable, a copy of a resolution of the board of directors of each corporate shareholder in the Additional Guarantor approving the resolution referred to in paragraph 5 above.

7. In the case of an Additional Guarantor incorporated in Switzerland, a copy of a resolution of the shareholders of that Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement and the Finance Documents.

8.       A certificate of an authorised signatory of the Additional Obligor:

         (a) confirming that utilising the Total Commitments in full would not breach any limit binding on it; and

         (b)      certifying that each copy document specified in Part 2 of this
                  Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement.

9.       If available, a copy of the latest audited accounts of the Additional
         Obligor.

10. If the Additional Obligor is incorporated in a jurisdiction other than England, evidence that the agent of the Additional Obligor under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

11. A legal opinion of Allen & Overy, legal advisers to the Facility Agent, addressed to the Finance Parties.

12. If the Additional Obligor is incorporated in a jurisdiction other than England, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.

Other documents and evidence

1. Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

2. A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

                                   SCHEDULE 3

                                 Form of Request

To:      The Royal Bank of Scotland plc as Facility Agent

From:    [BORROWER]

Date:    [   ], 200[ ]


           MEADOWCLEAN LIMITED - U.S. $2,100,000,000 Credit Agreement
                      dated [  ] March, 2003 (the Agreement)

1.       We refer to the Agreement. This is a Request.

2. We wish to [borrow an [InCentive Offer Loan]/[a Centerpulse Offer Loan]/[a Loan]/[draw Bills]* [under Facility A/Facility B/Facility C]* on the following terms:

         (a) Utilisation Date: [   ]

         (b) Amount/currency: [   ]

         (c) Term: [   ].

3.       Our payment instructions are: [   ].

4. We confirm that each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied.

5.       This Request is irrevocable.

By:

[BORROWER]


-----------------------------------
*   Delete as appropriate

                                   SCHEDULE 4

                        CALCULATION OF THE MANDATORY COST

1.       General

         The Mandatory Cost is the weighted average of the rates for each Lender calculated below by the Facility Agent on the first day of a Term. The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

2.       For a Lender lending from a Facility Office in the U.K.

(a) The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

         for a Loan in Sterling:

         AB + C(B - D) + E x 0.01
         ------------------------ per cent. per annum
              100 - (A + C)

         for any other Loan:

         E x 0.01
         -------- per cent. per annum

         where on the day of application of the formula:

         A is the percentage of that Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

         B        is LIBOR for that Term;

         C is the percentage of that Lender's eligible liabilities which the Bank of England requires it to place as a special deposit;

         D is the interest rate per annum allowed by the Bank of England on a special deposit; and

         E is calculated by the Facility Agent as being the average of the rates of charge supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per (Pounds)1 million.

(b)      For the purposes of this paragraph 2:

         (i) eligible liabilities and special deposit have the meanings given to them at the time of application of the formula by the Bank of England;

         (ii) fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook; and

         (iii)    tariff base has the meaning given to it in the fees rules.

(c) (i) In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 x 15. A negative result obtained by subtracting D from B is taken as zero.

    (ii) Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d) (i) Each Reference Bank must supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules (calculated by that Reference Bank as being the average of the rates of charge within fee-block Category A1 (Deposit acceptors) applicable to that Reference Bank but, for this purpose, applying any applicable discount and ignoring any minimum fee required under the fees rules) and expressed in pounds per
           (GBP)1 million of the tariff base of that Reference Bank.

    (ii) Each Reference Bank must promptly notify the Facility Agent of any change to the rate of charge.

(e) (i) Each Lender and each Reference Bank must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender or Reference Bank. The Facility Agent may assume that this information is correct in all respects.

    (ii) If a Lender or a Reference Bank fails to do so, the Facility Agent may assume that the Lender's or that Reference Bank's obligations in respect of cash ratio deposits, special deposits and the fees rules are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

    (iii) The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender.

3.  For a Lender lending from a Facility Office in a Participating
    Member State

(a) The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent as its cost of complying with the minimum reserve requirements of the European Central Bank.

(b) If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.  Changes

    The Facility Agent may, after consultation with the Company and the Lenders, notify all the Parties of any amendment to this Schedule which is required to reflect:

    (a)  any change in law or regulation; or

    (b) any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

Any notification will be, in the absence of manifest error, conclusive and binding on all the Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:     The Royal Bank of Scotland plc as Facility Agent

From: [THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)

Date:   [  ]

             MEADOWCLEAN LIMITED - US$2,100,000,000 Credit Agreement
                      dated [  ] March, 2003 (the Agreement)

We refer to the Agreement.  This is a Transfer Certificate.

1. The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.      The proposed Transfer Date is [  ].

3. The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.      This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

              Rights and obligations to be transferred by novation
      [insert relevant details, including applicable Commitment (or part)]

                    Administrative details of the New Lender
   [insert details of Facility Office, address for notices and payment details etc.]

        [EXISTING LENDER]                                      [NEW LENDER]

        By:                                                    By:

        The Transfer Date is confirmed by the Facility Agent as [  ].

        [FACILITY AGENT]


        By:

                                   SCHEDULE 6

                           FORM OF ACCESSION AGREEMENT

To:     The Royal Bank of Scotland plc as Facility Agent

From:   [PARENT] and [Proposed Borrower/Proposed Guarantor]*

Date:   [   ]

               MEADOWCLEAN LIMITED U.S.$2,100,000 Credit Agreement
                        dated March, 2003 (the Agreement)

We refer to the Agreement. This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Borrower/Guarantor* and to be bound by the terms of the Agreement as an Additional Borrower/Guarantor*.

This Accession Agreement is governed by English law.

[PARENT]

By:


[PROPOSED BORROWER/GUARANTOR]

By:

-------------------------------------
*       Delete as applicable

                                   SCHEDULE 7

                           FORM OF RESIGNATION REQUEST

To:     The Royal Bank of Scotland plc as Facility Agent

From:   [PARENT] and [relevant Obligor]

Date:   [   ]


             MEADOWCLEAN LIMITED U.S.$2,100,000,000 Credit Agreement
                        dated March, 2003 (the Agreement)

1.      We refer to the Agreement. This is a Resignation Request.

2. We request that [resigning Obligor] be released from its obligations as [a/an] [Obligor/Borrower/Guarantor]* under the Agreement.

3. We confirm that no Default is outstanding or would result from the acceptance of this Resignation Request.

4. We confirm that as at the date of this Resignation Request no amount owed by [resigning Obligor] under the Agreement is outstanding.

5.      This Resignation Request is governed by English law.

[PARENT]                                       [Relevant Obligor]

By:                                            By:


The Facility Agent confirms that this resignation takes effect on [   ].

[AGENT]

By:


------------------------------------
*       Delete as applicable

                                   SCHEDULE 8

                         FORM OF COMPLIANCE CERTIFICATE

To:     The Royal Bank of Scotland plc as Facility Agent

From:   [PARENT]

Date:   [  ]


             MEADOWCLEAN LIMITED - US$2,100,000,000 Credit Agreement
                      dated [  ] March, 2003 (the Agreement)

1.      We refer to the Agreement. This is a Compliance Certificate.

2.      We confirm that as at [relevant testing date]:

        (a) Consolidated EBITDA was [ ]; and Consolidated Total Net Borrowings are [ ]; therefore, Consolidated Total Net Borrowings are [ ] x Consolidated EBITDA; and

        (b) Consolidated EBITA was [ ] and Consolidated Net Interest Payable was [ ]; therefore, the ratio of Consolidated EBITA to Consolidated Net Interest Payable was [ ] to 1.

3. We set out below calculations establishing the figures in paragraph 2 above:

        [  ].

4.      The following are Material Subsidiaries:

5. [We confirm that no Default is outstanding as at [relevant testing date]*

[PARENT]

By:

[insert applicable certification language]


-------------------------------------
* If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

                                   SCHEDULE 9

                                  FORM OF BILL

Face of Bill

No.  for (GBP)_________________


_____________________________20__

To


On ______________20__ pay against this Bill of Exchange to our order the sum of
for value received against [   ].


Accepted by:


For                                                  [BORROWER]
[ACCEPTING LENDER]


____________________________________                 ___________________________
Authorised Signatory                                 Authorised Signatory

Reverse of Bill

For
[BORROWER]

____________________
Authorised Signatory

                                   SCHEDULE 10

                          Form of Syndication Agreement



                              SYNDICATION AGREEMENT




                                 DATED [  ], 2003





                 relating to a US$2,100,000,000 Credit Facility
                              dated [  ] March, 2003

                                       for

                               MEADOWCLEAN LIMITED

                                   arranged by

                           LLOYDS TSB CAPITAL MARKETS

                           THE ROYAL BANK OF SCOTLAND







                                  ALLEN & OVERY
                                     London

THIS AGREEMENT is dated [   ], 2003

BETWEEN:

(1)  [MEADOWCLEAN LIMITED] (registered number 4348753) (Bidco);

(2)  SMITH & NEPHEW PLC(registered number 324357) (the Company);

(3) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original borrowers (in this capacity the Original Borrowers);

(4) THE SUBSIDIARIES OF THE COMPANY listed in Schedule 1 (Original Parties) as original guarantors (in this capacity the Original Guarantors);

(5) LLOYDS TSB CAPITAL MARKETS and THE ROYAL BANK OF SCOTLAND as arrangers (in this capacity the Arrangers);

(6) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as the lender party to the Credit Agreement (as defined below) as at the date of this Agreement (the Existing Lender);

(7) THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as the lenders who wish to accede to the Credit Agreement as Lenders (the New Lenders); and

(8)  THE ROYAL BANK OF SCOTLAND plc as Facility Agent (the Facility Agent).

IT IS AGREED as follows:

1.   INTERPRETATION

1.1  Definitions

     In this Agreement:

     Credit Agreement

     means the credit agreement dated [ ] March, 2003 between, among others, the Company, the Arrangers and the Facility Agent.

     Effective Date

     means [  ].

1.2  Construction

(a) Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b) The provisions of Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that if references to the Credit Agreement are to be construed as references to this Agreement.

2.   CONSENT AND CONFIRMATION

     The Company, the Arrangers, the Existing Lenders and the Facility Agent consent to the New Lenders becoming Lenders and confirm that, except as provided in this Agreement, the Finance Documents will continue in full force and effect.

3.   REPRESENTATIONS

(a)  In this Clause Information Memorandum means [       ].

(b) The Company represents and warrants to each other party to this Agreement that:

     (i) as at its date the material factual information relating to the Group contained in the Information Memorandum was accurate in all material respects as at the date to which it was prepared;

     (ii) as at its date and to the best of its knowledge, the opinions, projections and forecasts contained in the Information Memorandum and the assumptions on which they are based were arrived at after due and careful consideration and genuinely represented its views; and

     (iii) to the best of its knowledge there are no material facts or circumstances which have not been disclosed to the parties to this Agreement by the Information Memorandum or otherwise prior to the date of this Agreement and which would make any of the information, opinions, projections, forecasts or assumptions contained in the Information Memorandum incomplete, inaccurate or misleading in any material respect.

4.   TRANSFER OF COMMITMENTS

     On the Effective Date (regardless of whether a Default is outstanding):

     (a) each New Lender will become a Lender under the Credit Agreement with the Facility A, Facility B and Facility C Commitment set opposite its name in Schedule 2 (Lenders and Commitments);

     (b) the Commitments of the Existing Lenders will be reduced to the amount set opposite their names in Schedule 2 (Lenders and Commitments); and

     (c) each New Lender obtains and undertakes to perform all of the rights and obligations of a Lender in connection with the Finance Documents in respect of the rights and obligations transferred to it under this Clause.

5.   [TRANSFER OF PARTICIPATIONS

5.1  Definitions

     Participation means, for a Lender, the amount of its share in the Credits under a Facility, being the amount set out opposite its name in Schedule 3 for that Facility (Lenders and Participations).

5.2  Participation

     On the Effective Date (regardless of whether a Default is outstanding):

     (a) each New Lender will become a Lender under the Credit Agreement with a Participation in each Facility in the amount set opposite its name in Schedule 3 (Lenders and Participations) for that Facility;

     (b) the amount of each Existing Lender's share in the Credits under a Facility Existing Lenders will be reduced to the amount set opposite its name in Schedule 3 (Lenders and Participations) for that Facility;

     (c) each New Lender obtains and undertakes to perform all of the rights and obligations of a Lender in connection with the Finance Documents in respect of the rights and obligations transferred to it under this Clause;

    [(d) the Existing Lender will pay to each New Lender the amount notified to it by the Facility Agent, being the amount necessary to ensure that after the payment the amount of each Lender's Participation in a Facility is equal to the amount set opposite its name in Schedule 3 (Lenders and Participations) for that Facility;

     (e) each New Lender will pay to the Facility Agent, an amount equal to its Participation in the currency specified by the Facility Agent and in immediately available and freely transferable funds, to be received for value on the Effective Date; and

     (f) the Facility Agent will pay to the Existing Lender an amount equal to the amount it received from the New Lenders under paragraph (e) above up to a maximum amount equal to the difference between the Existing Lender's Participation immediately prior to the date of this Agreement and the amount of its Participation set opposite its name in Schedule 3 (Lenders and Participations).]/1/

6.   EFFECTIVE DATE

6.1  Amounts due on or before the Effective Date

     Any amounts payable to the Existing Lender by the Company on or prior to the Effective Date in respect of any period ending prior to the Effective Date will be for the account of the Existing Lender, and none of the New Lenders will have any interest in, or any rights in respect of, those amounts.

6.2  [Credit on the Effective Date

     If any Credit falls to be utilised on the Effective Date:

     (a) the Facility Agent will promptly notify each New Lender of the amount of its participation in that Credit;

     (b) the Existing Lender and each New Lender must participate in that Credit (subject to the terms of the Credit Agreement) as if the transfer of the Facility B Commitments under this Agreement had taken effect prior to opening of business on the Business Day before the Effective Date; and

     (c) the Company acknowledges that the Existing Lender will not be obliged to participate in that Credit to any greater extent.]

------------------
/1/  Required if transfer occurs during a Term of any Credit.

7.   NATURE OF THIS AGREEMENT

     The transfer of Commitments and rights and obligations contemplated by this Agreement will take effect as a novation and Clause 31.4 (Procedure for transfer by way of novations) of the Credit Agreement will apply to the Commitments, rights and obligations transferred, as if this Agreement were a Transfer Certificate.

8.   PAYMENTS

8.1  Claw-back

     The Facility Agent is not obliged to pay any amount to the Existing Lender under this Agreement until it has established that it has actually received a related amount from a New Lender. However, the Facility Agent may assume the sum has been paid to it and, in reliance on that assumption, make available to the Existing Lender a corresponding amount. If it transpires that the sum had not been made available, the Existing Lender will within five Business Days of demand by the Facility Agent refund the relevant amount together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, at a rate calculated by the Facility Agent to reflect its cost of funds.

8.2  Administrative details

     Each New Lender confirms that it has delivered to the Facility Agent its initial details for the purposes of Clause 37 (Notices) of the Credit Agreement.

8.3  Administrative details

     The Reference Banks are, subject to Clause 31.10 (Changes to the Reference
     Banks) of the Credit Agreement, [   ], [   ] and [   ].

9.   GOVERNING LAW

     This Agreement is governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                                ORIGINAL PARTIES

                               ORIGINAL BORROWERS



                               ORIGINAL GUARANTORS



                                EXISTING LENDERS


                                   NEW LENDERS

                                   SCHEDULE 2

                             LENDERS AND COMMITMENTS

Name of Lender                                        Facility A Commitment
                                                                $



                                                 _______________________________
Total Facility A Commitments                                 $[   ]
                                                 _______________________________

                                                 _______________________________
Name of Lender                                        Facility B Commitment
                                                                $
                                                 _______________________________

                                                 _______________________________
Total Facility B Commitments                                 $[   ]
                                                 _______________________________

                                                 _______________________________
Name of Lender                                        Facility C Commitment
                                                                $
                                                 _______________________________

                                                 _______________________________
Total Facility C Commitments                                 $[   ]

                                   SCHEDULE 3

                           LENDERS AND PARTICIPATIONS


Name of Lender                               Facility A Participation

Name of Lender                               Facility B Participation

Name of Lender                               Facility C Participation

                                   SIGNATORIES

Bidco

[MEADOWCLEAN LIMITED]

By:




Company

SMITH & NEPHEW PLC

By:




Original Borrowers

[    ]



Original Guarantors

[    ]



Arrangers

LLOYDS TSB CAPITAL MARKETS

By:




THE ROYAL BANK OF SCOTLAND

By:




Existing Lender

LLOYDS TSB BANK plc

By:

THE ROYAL BANK OF SCOTLAND plc

By:




New Lenders

[    ]

By:




Facility Agent

THE ROYAL BANK OF SCOTLAND plc

By:

                                   SCHEDULE II

                       FORM OF POWER OF ATTORNEY FOR BILLS

To:   THE ROYAL BANK OF SCOTLAND plc as Facility Agent

From: [BORROWER]

Date: [   ]

            MEADOWCLEAN LIMITED - U.S.$2,100,000,000 Credit Agreement
                     dated [   ] March, 2003 (the Agreement)

1.    We refer to the Agreement. This is a Power of Attorney.

2. Terms defined in the Agreement have the same meaning when used in this Power of Attorney.

3. We appoint you as our attorney to draw, complete, clause, endorse and deliver Bills in our name and on our behalf in accordance with the Agreement.

4. The powers conferred on you under this Power of Attorney are exercisable jointly by any two of your authorised signatories.

5.    In exercising those powers, your authorised signatories will:

      (a) act as your agents in your capacity as our attorney under this Power of Attorney;

      (b)  sign as follows:

           "For [Name of Borrower] by [Name of Facility Agent] as Attorney.

           ___________________________________

           ___________________________________
           Authorised Signatories"; and

(c) take any other steps they in good faith consider necessary to enable the Borrower to fulfil its obligations in respect of a Request for Bills and for the Facility Agent to fulfil its obligations under Clause 8.2 (Holding and completion of Bills) of the Agreement.

6. Any Bill drawn and delivered in accordance with this Power of Attorney will be binding upon us. We:

      (a) indemnify you against any loss or liability incurred by you in acting as our attorney; and

      (b) agree to ratify anything done by you on our behalf under this Power of Attorney.

7.    Except as provided below, this Power of Attorney remains in force until
      you receive a notice in writing signed by us, addressed to [       ] and
      delivered to your offices at [       ] expressly revoking it (a
      revocation notice).

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8.    A revocation notice will not be effective for any Bills drawn pursuant to a Request made before your receipt of that revocation notice.

9.    This Power of Attorney is governed by English law.

This Power of attorney has been entered into as a deed on the date stated at the beginning of this Power of Attorney.

Executed as a deed       )
On behalf of             )
[BORROWER]

By:


______________________
Director


______________________
Director/Secretary

                                   SCHEDULE 12

                     FORM OF LEGAL OPINION OF ALLEN & OVERY

To:  The Finance Parties named as
     original parties to the Agreement
     (as defined below)

                                                                     [   ], 2003

Dear Sirs,

                MEADOWCLEAN LIMITED - US$2,100,000,000 Agreement
                     dated [   ] March, 2003 (the Agreement)

We have received instructions from the Arrangers in connection with the Agreement.

Defined Terms

In this opinion:

English Obligor means each Original Obligor incorporated in England and Wales.

Terms defined in the Agreement have the same meaning in this opinion.

Documents and searches

For the purposes of this opinion we have examined the following documents:

(a)  a signed copy of the Agreement;

(b) a certified copy of the memorandum and articles of association and certificate of incorporation of each English Obligor;

(c)  a certified copy of the minutes of a meeting of a committee of the board of
     directors of the Company held on [   ];

(d)  a certified copy of the minutes of a meeting of the board of directors of
     each of: (i) the Company held on [   ]; and (ii) of each English Obligor
     held on [   ]; and

(e) a certificate of the Company confirming, amongst other things, that the entry into and performance of the Agreement will not contravene any borrowing limit contained in the articles of association of any Obligor.

On 19th March, 2003 we carried out a search of each English Obligor at the Companies Registry. On 19th March,2003 we made a telephone search of each English Obligor at the winding-up petitions at the Companies court.

The above are the only documents or records we have examined and the only searches and enquiries we have carried out for the purposes of this opinion.

Assumptions

We assume that:

(a) no English Obligor is unable to pay its debts within the meaning of section 123 of the Insolvency Act, 1986 at the time it enters into the Agreement and will not as a result of the Agreement be unable to pay its debts within the meaning of that section;

(b) no step has been taken to wind up any English Obligor or appoint a receiver in respect of it or any of its assets although the searches of the Companies Registry referred to above gave no indication that any winding-up order or appointment of a receiver has been made;

(c)  all signatures and documents are genuine;

(d)  all documents are and remain up-to-date;

(e) the correct procedure was carried out at all the board meetings referred to above; for example, there was a valid quorum, all relevant interests of directors were declared and the resolutions were duly passed at each meeting;

(f) any restrictions on the ability of any English Obligor to borrow contained in its Articles of Association would not be contravened by the entry into and performance by it of the Agreement;

(g) the Agreement has been duly executed on behalf of each English Obligor by the person(s) authorised by the resolutions passed at the relevant meeting referred to above;

(h) the Agreement is a legally binding, valid and enforceable obligation of each Party other than the English Obligors; and

(i)  no foreign law affects the conclusions stated below.

Opinion

Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:

1. Status: Each English Obligor is a company incorporated with limited liability under the laws of England and is not in liquidation.

2. Powers and authority: Each English Obligor has the corporate power to enter into and perform the Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of the Agreement.

3. Legal validity: The Agreement constitutes a legally binding, valid and enforceable obligation of each Original Obligor.

4. Non-conflict: The entry into and performance by each English Obligor of the Agreement will not violate any provision of (i) any existing English law applicable to companies generally, or (ii) its memorandum or articles of association.

5. Consents: No authorisations of governmental, judicial or public bodies or authorities in England are required by any English Obligor in connection with the performance, validity or enforceability of its payment obligations under the Agreement.

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

6. Taxes: All payments of interest due from any Original Obligor resident for U.K. tax purposes in the U.K. under the Agreement may be made without any withholding or deduction of or on account of any U.K. Taxes, if:

     (a)  (i)    the person that advanced the participation in the Loan to which the interest relates was a bank for the purpose of section 349 of the Income and Corporation Taxes Act 1988 (as currently defined in section 840A of the Income and Corporations Tax Act
                 1988) at the time the Loan was made; and

          (ii) the person beneficially entitled to that interest is within the charge to U.K. corporation tax as regards that interest at the time the interest is paid; or

     (b) the person beneficially entitled to the income in respect of which the interest payment is made is:

          (i)    a company resident in the U.K. for U.K. tax purposes;

          (ii) a partnership, each member of which is a company resident in the U.K. for U.K. tax purposes or a company not resident in the U.K. for U.K. tax purposes but which carries on a trade in the U.K. through a branch or agency and brings into account in computing its chargeable profits (for the purpose of section 11(2) of the Income and Corporation Taxes Act 1988) the whole of any share of interest payable to it under the Agreement which falls to it by reason of sections 114 and 115 of the Income and Corporation Taxes Act 1988; or

          (iii) a company not resident in the U.K. for U.K. tax purposes but which carries on a trade in the U.K. through a branch or agency and brings into account interest paid to it under the Agreement in computing its chargeable profits for the purpose of section 11(2) of the Income and Corporation Taxes Act 1988, and the Original Obligor making the relevant payment of interest has reasonable grounds to believe that such a person falls into any one of paragraphs (i), (ii) or (iii) above and the Inland Revenue has not given a direction to that Original Obligor to the effect that the interest must not be paid without deduction of U.K. income tax; or

     (c) the interest belongs beneficially to a Treaty Lender and the Original Obligor has received a notice served under SI 1970/488 from the Inland Revenue authorising the Original Obligor to pay the interest to that person without deducting U.K. income tax.

7. Registration requirements: It is not necessary or advisable to file, register or record the Agreement in any public place or elsewhere in England.

8. Stamp duties: No stamp, registration or similar tax or charge is payable in England in respect of the Agreement.

Qualifications

This opinion is subject to the following qualifications:

(a) This opinion is subject to all insolvency and other laws affecting the rights of creditors generally.

(b)  No opinion is expressed on matters of fact.

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

(c) The term "enforceable" means that a document is of a type and form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.

This opinion is given for your sole benefit and may not be relied upon by or disclosed to any other person.

Yours faithfully

                                    SIGNATORY

Bidco

MEADOWCLEAN LIMITED

By:       PIERRE CHAPATTE       ANTOINE VIDTS



Company

SMITH & NEPHEW PLC

By:       PETER HOOLEY          CHRIS O'DONNELL



Original Borrowers

SMITH & NEPHEW INC

By:       JAMES A. RALSTON



T.J. SMITH & NEPHEW LIMITED

By:       CLIFF LOMAX



Original Guarantor

SMITH & NEPHEW INC

By:       JAMES A. RALSTON



Arrangers

LLOYDS TSB CAPITAL MARKETS

By:       IAN FITZGERALD



THE ROYAL BANK OF SCOTLAND

By:       MICHAEL PORTER

Original Lenders

LLOYDS TSB BANK plc

By:       ROBERT GREENE



THE ROYAL BANK OF SCOTLAND plc

By:       ALASDAIR GARNHAM



Facility Agent

THE ROYAL BANK OF SCOTLAND plc

By:       MICHAEL PORTER